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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

BORGWARNER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

BORGWARNER INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Chicago, Illinois

March 22, 2004

Dear Stockholder:

      BorgWarner Inc. will hold its Annual Meeting of Stockholders at the Company’s headquarters located at 200 South Michigan Avenue, Chicago, Illinois, 60604, on April 21, 2004, at 10:00 a.m., local time, for the following purposes:

1.	To elect the Class II Directors to serve for the next three years;

2.	To vote upon a proposal to approve the BorgWarner Inc. 2004 Stock Incentive Plan;

3.	To vote upon a proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized common stock of the Company in order to permit, among other things, a 2-for-1 stock split;

4.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for 2004; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

      Only stockholders at the close of business on March 5, 2004 will be entitled to vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Laurene H. Horiszny
Secretary

YOUR VOTE IS IMPORTANT!

YOU MAY VOTE BY:

•	Signing and returning the accompanying proxy card

•	Voting by telephone or by the Internet. See proxy card for instructions.

OR

•	Voting in person at the meeting (if you are a stockholder of record)

PROPOSAL 1 -- ELECTION OF DIRECTORS
REPORT OF THE BORGWARNER INC. FINANCE AND AUDIT COMMITTEE
SUMMARY COMPENSATION TABLE
PROPOSAL 2 -- APPROVAL OF THE BORGWARNER INC. 2004 STOCK INCENTIVE PLAN
PROPOSAL 3 -- APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 4 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
OTHER INFORMATION
BORGWARNER INC. FINANCE AND AUDIT COMMITTEE

BORGWARNER INC.

200 South Michigan Avenue
Chicago, Illinois 60604

PROXY STATEMENT

March 22, 2004

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of BorgWarner Inc. (the “Company”) for the 2004 Annual Meeting of Stockholders to be held at the Company’s headquarters at 200 South Michigan Avenue, Chicago, Illinois 60604 on April 21, 2004 at 10:00 a.m., local time, or at any adjournments thereof. This Proxy Statement and accompanying form of proxy are being mailed to stockholders beginning on or about March 22, 2004. The Company’s Annual Report to Stockholders for the year ended December 31, 2003 is enclosed.

      Only stockholders of record at the close of business on March 5, 2004 will be entitled to vote at the meeting. As of such date, there were 27,841,047 issued and 27,840,028 outstanding shares of common stock. Each share of common stock entitles the holder to one vote.

      If you return your signed proxy card or vote by telephone or by the Internet before the Annual Meeting, we will vote your shares as you direct. Any proxy returned without specification as to any matter will be voted as to each proposal in accordance with the recommendation of the Board of Directors. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of the Company written revocation or a proxy bearing a later date, or by attending and voting at the Annual Meeting.

      The election inspectors will tabulate the votes cast prior to the meeting and at the meeting to determine whether a quorum is present. The presence in person or by proxy of the holders of a majority of common stock will constitute a quorum. A quorum is necessary to transact business at the Annual Meeting. Shares of common stock represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, an abstention from voting or a broker non-vote has no effect on Proposals 1, 2, and 4. However, an abstention or a broker non-vote will have the same legal effect as a vote “against” Proposal 3.

PROPOSAL 1 — ELECTION OF DIRECTORS

      The Company’s Board of Directors is divided into three classes. Jere A. Drummond, Timothy M. Manganello and Ernest J. Novak, Jr. (the “Class II Directors”) are the nominees for election to the Board at this meeting. If elected, each nominee will serve for a term of three years and until their successors are elected and qualified. The Class III Directors have terms expiring at the 2005 Annual Meeting of Stockholders and the Class I Directors have terms expiring at the 2006 Annual Meeting of Stockholders. Each of the nominees for election as a Class II Director is presently a director of the Company and has agreed to serve if elected. In the event that any nominee should become unavailable for election, the Board of Directors may designate a substitute nominee, in which event the shares represented by proxies at the meeting will be voted for such substitute nominee unless an instruction to the contrary is indicated on the proxy card. A plurality of the votes cast is needed for the election of directors.

Recommendation of the Board of Directors

      The Board of Directors recommends a vote “FOR” the election of each of the Class II Directors — Jere A. Drummond, Timothy M. Manganello and Ernest Novak, Jr.

Information on Nominees for Directors and Continuing Directors

      The following table sets forth as of February 13, 2004, with respect to each nominee and each director continuing to serve, their name, age, principal occupation, the year in which they first became a director of the Company and directorships in other corporations:

		Principal Occupation
Class I Directors	Age	and Directorships

Phyllis O. Bonanno 1999	60	Ms. Bonanno has been President and CEO of International Trade Solutions, Inc., an international trade consulting firm, since March 2002. She was the President of TradeBuilders, Inc. from October 2000 until October 2001. She was President of Columbia College from July 1997 until March 2000. She is also a director of Adams Express Company and Petroleum & Resources Corporation.
Andrew F. Brimmer 1997	77	Dr. Brimmer has been President of Brimmer & Company, Inc., an economic and financial consulting firm, since July 1976. He is also a director of CarrAmerica Realty Corporation, BlackRock Investment Income Trust, Inc. and other BlackRock funds.
Alexis P. Michas 1993	46	Mr. Michas has been the Managing Partner since 1996 of Stonington Partners, Inc., an investment management firm. He is also a director of PerkinElmer, Inc. and a number of privately held companies.

		Principal Occupation
Class II Directors	Age	and Directorships

Jere A. Drummond 1996	64	Mr. Drummond retired from the BellSouth Corporation on December 31, 2001. He served as Vice Chairman of the BellSouth Corporation from January 2000 until his retirement. He was President and Chief Executive Officer of BellSouth Communications Group, a provider of traditional telephone operations and products, from January 1998 until December 1999. He was President and Chief Executive Officer of BellSouth Telecommunications, Inc. (“BellSouth”) from January 1995 until December 1997 and was elected a director of BellSouth in 1993. He is a director of AirTran Holdings, Inc., Centillium Communications, Inc. and Science Applications International Corporation.
Timothy M. Manganello 2002	54	Mr. Manganello has been Chairman of the Board since June 2003 and Chief Executive Officer of the Company since February 2003. He was also President and Chief Operating Officer from February 2002 until February 2003. He was Executive Vice President and General Manager of BorgWarner TorqTransfer Systems Inc. (“TorqTransfer Systems”) from July 2001 until January 2002. He was Vice President of the Company and General Manager of TorqTransfer Systems from February 1999 until June 2001. He was appointed a director of the Company in February 2002.

		Principal Occupation
Class II Directors	Age	and Directorships

Ernest J. Novak, Jr. 2003	59	Mr. Novak retired as a Managing Partner from Ernst & Young in June 2003. He was a Managing Partner from 1986 until June 2003. Mr. Novak is also a director of A. Schulman, Inc.

		Principal Occupation
Class III Directors	Age	and Directorships

William E. Butler 1997	73	Mr. Butler was Chairman of the Board and Chief Executive Officer of Eaton Corporation, a global manufacturer of industrial, vehicle, construction, commercial and aerospace products, from January 1992 until his retirement at the end of 1995. Mr. Butler is a director of Applied Industrial Technologies.
Paul E. Glaske 1994	70	Mr. Glaske was Chairman and Chief Executive Officer from April 1992 until his retirement in October 1999 of Blue Bird Corporation, a leading manufacturer of school buses, motor homes and a variety of other vehicles. Mr. Glaske is also a director of Energy Transfer Partners, L.P.
John Rau 1997	55	Mr. Rau has been President and Chief Executive Officer of Miami Corporation, a private asset management firm, since January 2003. He has been Chairman of the Chicago Title and Trust Company Foundation since April 2000. He was President and Chief Executive Officer of Chicago Title Corporation from January 1997 until March 2000. Mr. Rau is also a director of First Industrial Realty Trust, Inc. and Nicor, Inc.

Board of Directors and Its Committees

      The Board of Directors held four regular meetings during 2003. All of the directors attended at least 75% of the meetings of the Board of Directors and any committee on which they served. Director Novak was elected to the Board at the July 2003 meeting and attended all subsequent meetings. Our Corporate Governance Guidelines set forth our policy that directors should use their best efforts to attend annual meetings of stockholders. All directors serving at the time of the 2003 Annual Meeting of Stockholders attended the meeting.

      The Board of Directors has a standing Compensation Committee, Finance and Audit Committee, Corporate Governance Committee and Executive Committee. The Charters for each of our Board committees can be accessed on the Company’s website at www.bwauto.com.

      The Board has determined that all Board members meet the independence requirements of the New York Stock Exchange (“NYSE”), with the exception of Timothy M. Manganello, Chairman and Chief Executive Officer. Under the Company’s Corporate Governance Guidelines, a director will not be considered independent unless the Board determines that such director has no direct or indirect material relationship with the Company. In addition, the Company’s Corporate Governance Guidelines, provide that:

•	a director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

•	a director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

•	a director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship.

•	a director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship.

•	a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the listed company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

      Compensation Committee. The present members of the Compensation Committee are Directors Glaske (Chairman), Butler, Drummond and Rau. The principal functions of the Compensation Committee include reviewing and approving executive appointments and remuneration and supervising the administration of the Company’s employee benefit plans. The Compensation Committee met four times during 2003.

      Finance and Audit Committee. The present members of the Finance and Audit Committee are Directors Rau (Chairman), Bonanno, Brimmer, Michas and Novak. The Board of Directors has determined that Director Novak qualifies as an “audit committee financial expert” within the meaning of applicable SEC regulations. In addition, the Board has determined that each member of the Finance and Audit Committee is financially literate as required by applicable NYSE rules. The principal functions of the Finance and Audit Committee include: the engagement of the Company’s independent auditors; determining the scope of services provided by the independent auditors; reviewing the methodologies used by the Company in its accounting and financial reporting practices; reviewing the results of the annual audit and the Company’s annual financial statements; and overseeing the Company’s internal control and internal auditing services. A copy of the Charter for the Finance and Audit Committee is attached as Appendix A. The Finance and Audit Committee met six times during 2003.

      Corporate Governance Committee. The present members of the Corporate Governance Committee are Directors Butler (Chairman), Drummond, Glaske and Gorr. Director Gorr intends to retire at the 2004 Annual Meeting of Stockholders. The principal functions of the Corporate Governance Committee include making recommendations to the Board of Directors regarding: (i) Board composition and structure, (ii) corporate governance principles, including the nature, duties and powers of Board committees, (iii) term of office for members, (iv) qualified persons to be nominated for election or re-election as directors, (v) stockholders’ suggestions for board nominations, and (vi) the successor to the Chief Executive Officer. The Corporate Governance Committee also establishes criteria for Board and committee membership and evaluates Company policies relating to the recruitment of directors and oversees the evaluation of the Board, its committees and management. The Corporate Governance Committee met four times during 2003.

      Stockholders of record of the Company may recommend director candidates for inclusion by the Board in the slate of nominees which the Board recommends to stockholders for election. Appropriate biographical information and background material must be submitted to the “BorgWarner Inc. Corporate Governance Committee” c/o BorgWarner Inc. General Counsel, 200 South Michigan Avenue, Chicago, IL 60604 in a timely manner. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. The General Counsel will review the information and provide to the Chairman of the Corporate Governance Committee an assessment of the candidate’s independence, freedom from conflicts of interest and general suitability. If the Chairman of the Committee decides to submit the candidate to the entire Committee, each member will receive the candidate’s background information and will be afforded an opportunity to interview the candidate.

      In considering whether to recommend to the full Board any candidate for inclusion in the Board’s slate of recommended director nominees, the Corporate Governance Committee will consider, among other things, the following factors:

•	personal and professional ethics, integrity and values;

•	the education and breadth of experience necessary to understand business problems and evaluate and postulate solutions;

•	interest and availability of time to be involved with the Company and its employees over a sustained period;

•	stature to represent the Company before the public, stockholders and various others who affect the Company;

•	willingness to objectively appraise management performance in the interest of the stockholders;

•	open mindedness on policy issues and areas of activity affecting overall interests of the Company and its stockholders;

•	involvement only in activities and interests that do not create a conflict with the director’s responsibilities to the Company and its stockholders;

•	ability to evaluate strategic options and risks;

•	contribution to the Board’s desired diversity and balance; and

•	willingness to limit public company board service to four or fewer boards, unless the Corporate Governance Committee approves otherwise.

      The Company believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. If the Corporate Governance Committee determines that a stockholder-nominated candidate is suitable and that the candidate should be recommended to the full Board, a quorum of the full Board must discuss whether to include the candidate in the slate of nominees which the Board recommends to stockholders for election and, if appropriate, adopt a resolution authorizing the inclusion.

      Executive Committee. The present members of the Executive Committee are Directors Drummond, Manganello and Michas. The Executive Committee is empowered to act for the full Board during intervals between Board meetings when telephonic meetings cannot reasonably be arranged, with the exception of certain matters that by law may not be delegated. The Executive Committee did not meet during 2003.

      Executive Sessions. The non-employee directors meet in executive sessions without the presence of any corporate officer or member of management in conjunction with regular meetings of the Board. Director Butler is the presiding director of these executive sessions. Interested parties can make concerns known directly to the non-management directors on-line at www.mysafeworkplace.com or by toll-free call to 1-800-461-9330.

Directors Compensation

      Effective July 1, 2003, the annual retainer for non-employee directors was increased from $26,000 to $40,000 for service on the Board of Directors. Each non-employee director receives $1,000 for each Board meeting attended. Committee members also receive $1,000 ($1,500 if Chairman of the committee) for each committee meeting attended. In recognition of increased time commitments, the Chairman of the Finance and Audit Committee received $3,000 for each committee meeting attended, since April 2003. The Company pays for the expenses associated with attendance at Board and committee meetings.

      In addition, under the terms of the BorgWarner Inc. 1993 Stock Incentive Plan, as Amended (the “1993 Plan”), which expired on December 31, 2003, each non-employee director of the Company received on the third Tuesday of each year an annual grant of options to purchase 2,000 shares of common stock having an exercise price equal to the fair market value of the common stock at the date of grant of such option. Each director, upon joining the Board, also received an initial grant of options to purchase 2,000 shares of common stock having an exercise price equal to the fair market value of the common stock as of such date. All such options expire ten years after the date of grant and become exercisable in installments on the second and third anniversaries of the date of grant.

      If the BorgWarner Inc. 2004 Stock Incentive Plan (the “2004 Plan”) is approved by stockholders (Proposal 2), starting in 2004, instead of annual stock option grants, non-employee directors will receive an annual grant of 400 shares of restricted stock pursuant to a resolution. (The amount of restricted shares will be adjusted, if necessary, to account for the effect of the stock split if Proposal 2 is approved.) Non-employee directors no longer receive automatic annual grants of options under the 1993 Plan.

REPORT OF THE BORGWARNER INC. FINANCE AND AUDIT COMMITTEE

      The Finance and Audit Committee of the Board of Directors of BorgWarner Inc. is charged with assisting the Board with respect to fulfilling the Board’s oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Committee also has the responsibility for, among other things, monitoring the independent auditor’s qualifications and independence, monitoring the performance of the Company’s internal audit function and advising the Board on corporate financial policy and capital structure and reviewing capital expenditure plans and financing plans. The full charge of the Committee is set forth in its charter, which is reviewed and updated annually and approved by the Board. During 2003, the Committee met six times and the Committee chairman, as representative of the Committee, discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer or acting chief financial officer, controller and independent auditors prior to its public release.

      With respect to the 2003 financial statements, the Committee, in conjunction with the Board, reviewed the 2003 financial results and financial condition with management. The Committee met with selected members of management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent auditors, to review the financial statements (including quarterly reports), discussing such matters as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; judgmental areas; and audit adjustments, whether recorded or not. In addition, the Committee considered the quality and adequacy of the Company’s internal controls, taxation issues, information technology matters and other areas as appropriate to its oversight of the financial reporting and audit processes.

      In discharging its oversight responsibilities as to the audit process, the Committee:

•	Satisfied itself as to Deloitte’s independence through a review of relationships and services which might affect the objectivity of the auditors, a review of the written disclosures and letter from Deloitte required by Independence Standards Board Standard No. 1 and discussions with Deloitte concerning their independence;

•	Discussed the overall audit process, including audit reports;

•	Involved Deloitte in the Committee’s review of the Company’s financial statements;

•	Discussed with Deloitte all matters required to be reviewed by generally accepted auditing standards;

•	Provided Deloitte full access to the Committee to report on any and all appropriate matters;

•	Recommended to the Board, subject to shareholder approval, the reappointment of Deloitte as independent auditors for the Company. The Board concurred with this recommendation; and

•	Was informed of and reviewed the oaths and certifications of the Chief Executive Officer and Chief Financial Officer required by the Securities and Exchange Commission General Order 4-460 and by the Sarbanes-Oxley Act Sections 302 and 906, and was informed of the process supporting the same.

      The Committee provided guidance and oversight to the internal audit function, including a review of the organization, the audit plan, and results of internal audit activity. The Director of Internal Audit had routine opportunity to meet with the Committee to discuss any matters desired.

      Based on its work and the information received as outlined above, the Committee recommended to the Board and the Board approved the Company’s audited financial statements for 2003 to be included in the Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. The Committee is satisfied that it has met its responsibilities for the year ended December 31, 2003 under its charter and that the financial reporting and audit processes of the Company are functioning appropriately.

BORGWARNER INC. FINANCE AND AUDIT COMMITTEE

John Rau, Chairman

Phyllis O. Bonanno                 Dr. Andrew F. Brimmer                 Alexis P. Michas                 Ernest J. Novak, Jr.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth, as of March 10, 2004, certain information regarding beneficial ownership of common stock by all entities that, to the best knowledge of the Company, beneficially owned more than the five percent of the common stock.

	Number of		Percent of
Name and Address of Beneficial Owner	Shares		Class

Wellington Management Company, LLP	1,943,000	(a)	7.08%
75 State Street
Boston, MA 02109
AXA Financial, Inc.	3,862,841	(b)	14.1%
1290 Avenue of the Americas
New York, NY 10104

(a)	Pursuant to a Schedule 13G filed on February 12, 2004, Wellington Management Company, LLP indicated that it had shared voting power for 1,686,700 shares and shared dispositive power for 1,943,000 shares.

(b)	A Schedule 13G/A was filed on March 10, 2004 on behalf of AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA indicating sole voting power for 2,196,612 shares, shared voting power for 280,775 shares, sole dispositive power for 3,696,129 shares and shared dispositive power for 166,712 shares.

      The following table sets forth, as of February 13, 2004, certain information regarding beneficial ownership of common stock by the Company’s directors and executive officers named in the Summary Compensation Table and by all directors and executive officers as a group.

	Amount(a) and Nature(b)	Percent of
Name of Beneficial Owner	of Stock Ownership	class

John F. Fiedler(c)	6,977	*
Timothy M. Manganello	24,934	*
John J. McGill	18,142	*
Alfred O. Weber	316	*
F. Lee Wilson	19,140	*
Roger S. Wood	6,985	*
Phyllis O. Bonanno	6,235	*
Andrew F. Brimmer	9,157	*
William E. Butler	8,100	*
Jere A. Drummond	12,719	*
Paul E. Glaske	18,518	*
Ivan W. Gorr	10,000	*
Alexis P. Michas	44,468	*
Ernest J. Novak, Jr.	648	*
John Rau	11,329	*
All directors and executive officers of the Company (21 persons)	263,542	.9%

*	Represents less than one percent.

(a)	Includes the following number of shares issuable upon the exercise of options within the next 60 days: 288 for Mr. Manganello; 5,000 for Ms. Bonanno; 7,000 for Dr. Brimmer; 7,000 for Mr. Butler; 8,000 for Mr. Drummond; 10,000 for Mr. Glaske; 9,000 for Mr. Gorr; 5,000 for Mr. Michas; 7,000 for Mr. Rau; and 103,327 for all directors and executive officers of the Company.

(b)	Includes all shares with respect to which each officer or director directly, or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote or to direct voting of such shares or to dispose or to direct the disposition of such shares.

(c)	Retired from the Company on May 30, 2003.

      In addition to the shares of Common Stock reported above, the following directors have acquired phantom stock units through the deferral of director fees under the Borg-Warner Automotive, Inc. Board of Directors Deferred Compensation Plan: Ms. Bonanno has 1,135.02 phantom stock units; Dr. Brimmer has 1,557.39 phantom stock units; Mr. Drummond has 3,719.87 phantom stock units; Mr. Glaske has 508.68 phantom stock units; Mr. Michas has 2,588.25 phantom stock units; Mr. Novak has 48.98 phantom stock units; and Mr. Rau has 2,329.66 phantom stock units.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s executive officers, directors and greater than 10% stockholders file certain reports with respect to beneficial ownership of the Company’s equity securities. Based on information provided to the Company by each director and executive officer, the Company believes all reports required to be filed in 2003 were timely filed, except for forms relating to options that were granted on July 25, 2003 which were reported on August 4, 2003 on behalf of the following individuals: John Kalina, Robert Welding, William Cline, Anthony Hensel, Laurene Horiszny, John McGill, and Roger Wood.

Executive Compensation

      The following table shows, for the years ended December 31, 2003, 2002 and 2001, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for these years, to the Company’s Chief Executive Officer and certain executive officers.

SUMMARY COMPENSATION TABLE

						Long Term
						Compensation
						Awards(b)
							Long Term
		Annual Compensation		Other Annual		Securities	Incentive	All Other
Name and Principal				Compensation		Underlying	Plan	Compensation
Position	Year	Salary($)	Bonus($)	($)(a)		Options(#)	Payouts	($)(c)

John F. Fiedler(*)	2003	$234,664	$1,034,120	$2,660,757	(d)	0	$956,000	$3,384,407 (f)
Chairman and CEO	2002	$564,050	$1,520,666	$0		10,557	$1,471,000	$90,704
(Retired)	2001	$553,000	$291,401	$588,150	(d)	8,340	$567,035	$116,168
Timothy M. Manganello	2003	$538,144	$768,877	$69,548	(e)	0	$286,800	$146,743
Chairman and CEO	2002	$381,625	$624,109	$125,755	(d)	5,766	$382,460	$66,425
	2001	$253,000	$146,607	$13,993	(d)	576	$133,420	$69,972
F. Lee Wilson	2003	$247,600	$332,731	$402,956	(d)	0	$191,200	$26,471
Vice President	2002	$234,600	$403,263	$0		0	$205,940	$24,026
	2001	$230,000	$255,175	$0		0	$0	$24,943
John J. McGill	2003	$247,600	$560,853	$190,914	(d)(e)	0	$248,560	$31,117
Vice President	2002	$234,600	$312,005	$0		0	$382,460	$22,789
	2001	$229,584	$34,446	$0		0	$0	$22,107
Roger S. Wood	2003	$232,100	$387,933	$0		3,663	$191,200	$69,626
Vice President	2002	$210,000	$336,949	$0		0	$147,100	$38,551
	2001	$200,000	$119,203	$0		0	$47,650	$30,924
Alfred O. Weber	2003	$211,000	$252,763	$221,851	(d)(e)	0	$0	$46,269
Vice President	2002	$204,359	$211,043	$67,043	(e)	10,000	$0	$6,230
	2001	$133,683	$88,836	$0		0	$0	$0

(a)	Excludes certain non-cash benefits that are deemed compensation for federal income tax purposes. These non-cash benefits are provided by the Company to its executive officers and include group term life insurance and automobiles. The net cost to the Company of such benefits during 2001, 2002, or 2003 did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for each named executive officer.

(b)	No restricted stock awards were made in 2001, 2002, or 2003.

(c)	Includes amounts contributed by the Company on behalf of the named executive officers during 2001, 2002, and 2003 pursuant to the provisions of the BorgWarner Inc. Retirement Savings Plan and credits made pursuant to the BorgWarner Inc. Retirement Savings Excess Benefit Plan.

(d)	Represents gain on stock option exercise(s).

(e)	Includes imputed income for company car, relocation expense reimbursements and gross-up for taxes on relocation reimbursements. The following officers received relocation expense reimbursements (including tax gross-up) in excess of $50,000: Mr. Manganello received $69,548 in 2003; Mr. McGill received $64,610 in 2003; and Mr. Weber received $71,748 in 2003.

(f)	Includes principal and loan forgiven ($2,758,682) and gross-up payment ($435,841) as described in “Certain Relationships and Related Transactions.”

(*)	Retired on May 30, 2003.

Stock Options

      The following table sets forth information with respect to grants of stock options made during 2003 to the named executive officers.

					Potential Realizable
					Value at Assumed
	Number of				Annual Rates of Stock
	Securities	% of Total			Price Appreciation for
	Underlying	Options Granted	Exercise		Option Term
	Options Granted	to Employees in	Price	Expiration
Name	(a)	Fiscal Year	($/Sh)	Date	5%	10%

Roger S. Wood	3,663	1.1%	$66.080	7/23/13	$152,225	$385,767

(a)	Options are exercisable starting 24 months after the grant date, with 50% of the shares covered thereby becoming exercisable at that time and with the remaining 50% of the option shares becoming exercisable on the third anniversary date. The options were granted for a term of 10 years.

      The following table sets forth information with respect to the named executive officers concerning the exercise of stock options during 2003 and concerning unexercised options held at December 31, 2003.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at FY-End		at FY-End(b)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable(a)	Exercisable	Unexercisable

John F. Fiedler(*)	180,382	$2,618,433	—	—	$—	$—
Timothy M. Manganello	—	$—	288	6,054	$10,596	$209,061
John J. McGill	5,000	$121,285	10,000	18,696	$428,850	$598,337
F. Lee Wilson	10,000	$401,111	15,000	15,000	$901,150	$344,200
Roger S. Wood	—	$—	—	3,683	$—	$69,940
Alfred O. Weber	7,400	$152,096	—	12,000	$—	$418,680

(a)	Represents shares that could not be acquired by the named executive officer as of December 31, 2003 and that become exercisable based upon the satisfaction of certain periods of employment.

(b)	Represents the difference between the exercise price and the closing share price of BWA Common Stock on December 31, 2003.

(*)	Retired May 30, 2003.

Long-Term Incentive Plans

      The following table sets forth information with respect to the named executive officers concerning long-term incentive plan awards made during 2003 pursuant to the Company’s Executive Stock Performance Plan.

			Estimated Future Payouts
	Number	Performance	under Non-Stock
	of Shares	or Other	Price-Based Plans(b)
	Units or	Period Until
	Rights	Maturation	Threshold	Target	Maximum
Name	(#)(a)	or Payout	($)	($)	($)

John F. Fiedler(*)	0	36 months	—	—	—
Timothy M. Manganello	700	36 months	175,000	700,000	1,225,000
F. Lee Wilson	260	36 months	65,000	260,000	455,000
John J. McGill	260	36 months	65,000	260,000	455,000
Roger S. Wood	260	36 months	65,000	260,000	455,000
Alfred O. Weber	230	36 months	57,500	230,000	402,500
All executive officers, as a group(11)	1,710	36 months	427,500	1,710,000	2,992,500

(a)	Performance units with an initial value of $1,000 per unit.

(b)	Payouts under the Company’s Executive Stock Performance Plan are based upon the percentile rank of the total stockholder return of the Company among the total stockholder returns of a peer group of companies. Total stockholder return is based on a formula relating to market price appreciation of the Company’s common stock and dividend return as compared to the peer group companies’ stock market price appreciation and dividend returns.

(*)	Retired May 30, 2003.

Change of Control Employment Agreements

      The Company has entered into Change of Control Employment Agreements (the “Change of Control Employment Agreements”) with each of its executive officers. Below is a general description of certain terms and conditions of the Change of Control Employment Agreements.

      In the event of a “Change of Control” of the Company followed within three years by (1) the termination of the executive’s employment for any reason other than death, disability, or “Cause” or (2) the termination of the executive’s employment by the executive for “Good Reason,” the Change of Control Employment Agreements provide that the executive shall be paid a lump sum cash amount equal to three times the executive’s annual base salary and recent average bonus, and a lump sum cash amount equal to three times the Company’s retirement contributions which would have been made on behalf of the executive in the first year after termination of employment. In addition, the executive is entitled to continued employee welfare benefits for three years after termination of employment.

      “Change of Control” means (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) of beneficial ownership of 20% or more of either (i) the then outstanding shares of Common Stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, (b) a change in the majority of the Board, or (c) major corporate transaction, such as a merger, sale of substantially all of the Company’s assets or a liquidation, which results in a change in the majority of the Board or a majority of stockholders.

      “Cause” means the willful and continued failure of the executive to perform substantially the executive’s duties or the willful engaging by the executive in illegal conduct or gross misconduct materially injurious to the Company.

      “Good Reason” means the diminution of responsibilities, assignment to inappropriate duties, failure of the Company to comply with compensation or benefit provisions, transfer to a new work location more than 35 miles from the executive’s previous work location, a purported termination of the Change of Control Employment Agreement by the Company other than in accordance with the Change of Control Employment Agreement, or failure of the Company to require any successor to the Company to comply with the Change of Control Employment Agreement.

      Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and Performance Graph shall not be incorporated by reference into any such filings.

Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors is responsible for setting and administering the policies that govern base salary, annual bonus, long-term incentives and stock ownership programs for the executive officers of the Company.

Overall Policy

      The Company’s executive compensation program is designed to link executive compensation to corporate performance. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie executive compensation to the Company’s success in meeting specified perform-

ance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve goals that support the Company’s business strategy, to link executive and stockholder interests through equity-based plans, and to provide a compensation package that is based on individual performance as well as overall business results.

      The Compensation Committee reviews the Company’s executive compensation program annually. The review includes a comparison of current total compensation levels (including base salary, annual bonus and long-term incentives) to those provided in similar companies in the durable manufacturing sector that have total sales in the range of two billion to four billion dollars, with data being collected from several prominent executive compensation surveys (the “Compensation Surveys”). In addition to the Compensation Surveys, the Compensation Committee also considers the compensation reported for executives by the companies included in a peer group of automotive companies (the “Peer Group Companies”). Financial results of the Peer Group Companies are used to compare shareholder returns on the performance graph. The Compensation Committee may adjust compensation levels based upon information obtained from the Compensation Surveys and the Peer Group Companies.

      The Compensation Committee determines the compensation of the CEO and the officers of the corporation, reviews the policies and philosophy set for the next level of key executives (approximately 280), and evaluates and recommends to the Board of Directors all long-term incentive plans. This process is designed to ensure congruity throughout the executive compensation program. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement (other than Mr. Manganello), the Compensation Committee takes into account the views of Mr. Manganello.

      The key elements of the Company’s executive compensation program are base salary, annual bonus and long-term incentives that consist of cash compensation, Company stock, and stock options. The Compensation Committee’s policies with respect to each of these elements, including the basis for the compensation awarded to Mr. Fiedler, the Company’s CEO from January 1 to February 3, 2003, and Mr. Manganello, the Company’s CEO thereafter in 2003, are discussed below.

Base Salary

      Annual salary adjustments are determined by the Compensation Committee by examining each executive officer’s current responsibilities, the executive officer’s individual and business unit performance, and by comparing the executive officer’s current base salary to competitive median salaries as reported in the Compensation Surveys and by the Peer Group Companies.

      Mr. Manganello became the CEO of the Company on February 4, 2003. The Compensation Committee considered the scope and complexity of Mr. Manganello’s position, the Company’s performance during the preceding year, his prior salary, and the median salaries paid for similar positions as reported in the Compensation Surveys and by the Peer Group Companies. Expected long-term growth ($1.3 billion in anticipated new business over the next three years), his performance in his role as COO in 2002 and the Company’s increasing global presence were among the performance factors considered in determining Mr. Manganello’s salary for 2003. Mr. Manganello received a base salary of $538,143 during 2003.

      Mr. Fiedler was CEO of the Company between January 1 and February 3, 2003; thereafter, he continued as Chairman of the Board until May 30, 2003. He earned $234,664 in salary for the portion of the year that he was employed by the Company.

Annual Bonus

      The Company’s executive officers are eligible participants in an annual cash bonus plan. Performance objectives are established at the beginning of each year for the Company and each of its business units. The performance objectives are based on the increase in economic value of the Company or business unit over the prior year. Economic value is determined by a formula taking into account the after-tax operating income and the average operating investment of the Company or business unit.

      Eligible executives are assigned threshold, target and maximum bonus levels. For those executive officers responsible for the entire Company, 100% of their bonus opportunity is based on the increase in economic value for the Company; for those executive officers responsible for a business unit, 30% of the bonus opportunity is based on the increase in economic value for the Company, and 70% is based on the increase in economic value of their assigned group and business units. If the threshold level of these performance measures is not met, no bonus is paid.

      To encourage a longer-term perspective while continuing to reward participants for the achievement of annual goals, the bonus plan for executives includes a “Carryover Bonus” feature. Carryover Bonus allows participants in the bonus plan to earn — over a two-year period — any bonus opportunity (up to specified maximum limits) that was not attained during the current Plan Year. Executives can earn the balance of the unattained bonus opportunity whenever cumulative value targets are achieved during the subsequent two years. No Carryover Bonus from a prior year is earned if the threshold level of performance for the current year is not achieved.

      The potential annual total cash compensation (base salary plus bonus) for each executive officer is targeted at the approximated 65th percentile of annual total cash compensation levels for similar positions as reported by comparable companies in the Compensation Surveys. In a given year, Carryover Bonus from prior years may increase the annual bonus opportunity of the executive officers above the regular target levels.

      Although annual bonuses depend primarily on the achievement of performance objectives as described above, the Compensation Committee may adjust bonus measures and awards based on other financial or non-financial actions that the Compensation Committee believes will benefit long-term stockholder value.

      The increase in economic value of the Company during 2003 resulted in a bonus payout between the target and the maximum opportunity level for the portion of individual bonuses based on overall corporate performance. As a result Mr. Manganello earned a $628,877 cash bonus for the year; of this, $82,987 represents Carryover Bonus from 2001. In recognition of a particularly distinguished performance during 2003, the Compensation Committee authorized a supplemental discretionary bonus of $370,000 to be allocated by Mr. Manganello among 10 executives, and the Committee authorized a similar bonus of $140,000 to be paid to Mr. Manganello.

      Likewise, Mr. Fiedler earned a $1,034,120 cash bonus for the year; of this, $193,170 represents Carryover Bonus from 2001.

Long-Term Incentive Plans

Executive Stock Performance Plan

      The BorgWarner Inc. Executive Stock Performance Plan is a long-term incentive plan for selected top executives including the named executive officers. It is designed to provide competitive payouts at the end of a three year period relative to how well the Company performs against the Peer Group Companies in terms of total shareholder return (“TSR”). The Compensation Committee believes that the Executive Stock Performance Plan will help to focus key senior executives on the long-term overall value of the Company to the investor community.

      The award levels under the Executive Stock Performance Plan are targeted to pay at approximately the 65th percentile of total direct compensation (as reported by the Compensation Surveys) for 65th percentile TSR performance relative to the TSR performance of the Peer Group Companies.

      Awards under this plan are paid out in the form of stock and sufficient cash to meet tax-withholding requirements. Payments made under this plan are exempt from the provisions of Section 162(m) of the Code that limit the tax deductibility of compensation in excess of one million dollars.

      Full participants in this plan do not receive regular stock option grants.

      This plan is administered by a committee which consists solely of two or more “outside directors” as defined by Section 162(m) of the Code and the regulations thereunder.

      For the period between January 1, 2001 to December 31, 2003, Mr. Manganello had a target award of 300 performance units at a par value of $1,000 per unit. At the end of the performance period, the Company’s TSR performance was at the 62nd percentile of the TSR performance of the Peer Group Companies. As a result, Mr. Manganello earned an award of $286,800.

      For the period between January 1, 2002 to December 31, 2004, Mr. Manganello has a target award of 500 performance units at a value of $1,000 per unit. Depending upon the performance of the Company, Mr. Manganello’s final award can range from $0 per unit if the Company’s TSR performance is below the 25th percentile of the TSR performance of the Peer Group Companies to $1,750 per unit if the Company’s TSR performance is at the 90th percentile (or higher) of the TSR performance of the Peer Group Companies.

      For the period between January 1, 2003 to December 31, 2005, Mr. Manganello has a target award of 700 performance units at a value of $1,000 per unit. Depending upon the performance of the Company, Mr. Manganello’s final award can range from $0 per unit if the Company’s TSR performance is below the 25th percentile of the TSR performance of the Peer Group Companies to $1,750 per unit if the Company’s TSR performance is at the 90th percentile (or higher) of the TSR performance of the Peer Group Companies.

      Mr. Fiedler was a participant in the 2001-2003 cycle of the Executive Stock Performance Plan. Mr. Fiedler had a target award of 1000 performance units at a value of $1,000 per unit. At the end of the performance period, the Company’s TSR performance was at the 62nd percentile of the TSR performance of the Peer Group Companies; as a result, Mr. Fiedler earned an award of $956,000. As noted in the 2003 Compensation Committee Report, the number of units granted to Mr. Fiedler under the 2002-2004 cycle was reduced to 500 units to reflect a shorter period of participation in the plan as a result of his retirement in 2003.

Stock Options

Regular Stock Option Awards

      For other executives not eligible for the Executive Stock Performance Plan, the Company uses stock options to align the interests of this next level of executives with those of the stockholders and to retain and motivate these executives to continue the long-term focus required for the Company’s future success.

      Executives may receive annual stock option awards based on competitive market conditions, their level of responsibility for the management and growth of the Company and individual contribution. Current base salary and annual incentive opportunity, as well as the size and timing of previous stock option awards, are also considered when determining annual stock option awards.

      All stock options are granted at no less than the fair market value of the stock on the date of grant. The number of shares awarded to each recipient is determined by an analysis of median competitive data provided in the Compensation Surveys. The analysis is based on the current discounted market value of the Company’s stock and the annualized cash value of competitive grants. All options granted by the Company have vesting requirements and a ten-year term.

      The gains on stock options granted by the Company are exempt from the provisions of Section 162(m) of the Internal Revenue Code (the “Code”) which limit the tax deductibility of compensation in excess of one million dollars.

      No regular stock option grants were awarded to either Mr. Manganello or Mr. Fiedler in 2003.

Ownership Guidelines

      The Company has established stock ownership guidelines for the senior officers of the Company. Mr. Manganello is expected to own three times the average of his annualized salary and target bonus for the prior three years; the other officers named in this proxy are expected to own two times the average of their annualized salary and target bonus for the prior three years.

      If a senior executive owns more BorgWarner stock than required by these guidelines, the executive is then eligible to receive an additional award of stock options equal to the value of the ownership above the required level divided by the Company stock price at the time this award is computed; the maximum number of option shares that can be granted in one year to an executive for ownership above the required level is 100,000 shares.

      Neither Mr. Manganello nor Mr. Fiedler received stock options in 2003 for stock ownership above the required level. The only named officer that received stock options for ownership in 2003 was Roger Wood; he received 3,663 stock options.

Deductible Compensation of Officers

      During 2003, Mr. Manganello received compensation in excess of the one million dollar limitation on deductibility under Section 162(m) of the Code. Consequently, $307,021 of the compensation earned by Mr. Manganello in 2003 was not deductible by the Company.

      Compensation subject to the one million dollar limitation on deductibility under Section 162(m) of the Code was not paid in 2003 to any of the other named executive officers.

      The Compensation Committee periodically reviews the executive compensation plans of the Company to determine their compliance with Section 162(m) of the Code. The Compensation Committee may, as was the case in 2003, recommend that compensation that is non-deductible be paid to executive officers when such compensation is deemed in the best interest of stockholders.

Other

      After Mr. Manganello became CEO of the Company on February 4, 2003, Mr. Fiedler continued on as Chairman of the Board until his retirement on May 30, 2003. Per the terms of an employment agreement entered into on January 27, 1998 (and amended on January 3, 2001), Mr. Fiedler earned additional compensation upon completing a commitment to postpone his retirement and to lead the Company for five years beyond 1997.

      Between 1997 and 2003, the Company grew significantly and profitably. Full year sales for 1997 were $1.7 billion; by the time Mr. Fiedler retired, world-wide sales were over $2.7 billion. The total shareholder return during this period was 61%. Considering the sound financial condition of the Company at the time of his retirement, the Compensation Committee and the Board as a whole determined that Mr. Fiedler had honorably fulfilled his contractual obligation to lead the Company.

      In further settlement of his employment agreement, Mr. Fiedler received a cash payment of $435,841. In addition, as provided under the terms of the promissory note dated January 30, 1998, the principal and interest on his loan totaling $2,758,682, which was used to buy Company stock, was forgiven.

Compensation Committee

Paul E. Glaske, Chairman

William E. Butler          Jere A. Drummond          John Rau

Comparison of Cumulative Total Return

Among Company, Industry Index, Peer Group and S&P 500 Index(1)

	1998	1999	2000	2001	2002	2003

BORGWARNER(2)	100.0	73.48	73.78	97.67	95.32	162.68

SIC CODE INDEX(3)	100.0	80.93	61.41	74.54	70.13	101.46

PEER GROUP INDEX(4)	100.0	85.94	67.99	86.89	74.23	111.93

S&P 500 INDEX(5)	100.0	121.04	110.02	96.95	75.52	97.18

(1)	Assumes $100 invested on December 31, 1998; assumes dividends reinvested for period of December 31, 1998 through December 31, 2003.

(2)	BorgWarner Inc. (As compiled by Media General Financial Services of Richmond, VA).

(3)	Standard Industrial Code (“SIC”) 3714 — Motor Vehicle Parts & Accessories (As compiled by Media General Financial Services of Richmond, VA).

(4)	Peer Group Companies — Consists of the following companies: ArvinMeritor, Inc., Autoliv, Inc., Cummins Engine, Inc., Dana Corporation, Delphi Automotive Systems Corp., Dura Automotive Systems, Inc., Eaton Corporation, Johnson Controls, Inc., Lear Corporation, Magna International, Inc. Class A, Modine Manufacturing Co., Tenneco Automotive, Inc., Tower Automotive, Inc., and Visteon Corporation (As compiled by Media General Financial Services of Richmond, VA).

(5)	S&P 500 — Standard & Poor’s 500 Total Return Index (As compiled by Media General Financial Services of Richmond, VA).

Certain Relationships and Related Transactions

      The Company entered into an employment agreement, effective January 1, 1998 with Mr. Fiedler which provided, among other things, for Mr. Fiedler’s full-time employment until December 30, 2002 at an annual salary of not less than $500,000. Subject to the terms and conditions of his agreement, Mr. Fiedler was eligible for annual performance bonuses and awards under the Company’s Executive Stock Performance Plan at target levels no less than those set for 1997. In addition, the Company granted Mr. Fiedler a Non-Qualified Stock

Option, subject to the provisions of the 1993 Plan and the terms and conditions of a Non-Qualified Stock Option Agreement, to purchase from the Company 75,000 shares of common stock at the fair market value per share on January 27, 1998, such option to be exercisable starting on December 30, 2002.

      Effective November 8, 2000, the Company entered into an addendum to the employment agreement with Mr. Fiedler which provided that Mr. Fiedler would continue to serve as Chairman of the Board of Directors until May 30, 2003 (subject to annual approval by the Board of Directors and re-election by the stockholders). Under the addendum, the Company granted Mr. Fiedler a Non-Qualified Stock Option, subject to the provisions of the 1993 Plan and the terms and conditions of a Non-Qualified Stock Option Agreement, to purchase 25,000 shares of common stock, such option was exercisable starting on May 30, 2003.

      On January 30, 1998, the Company loaned Mr. Fiedler $2 million for the exclusive purpose of Mr. Fiedler purchasing the Company’s Common Stock. The loan was evidenced by a non-negotiable full recourse promissory note, as amended, which matured on May 30, 2003. The note accrued interest at the rate of 5.84% per annum, compounded semiannually. The largest aggregate amount outstanding during 2003 and the amount outstanding under the note as of May 30, 2003 was $2,758,682. As provided under the note, the entire obligation was forgiven because Mr. Fiedler remained with the Company through May 30, 2003.

      On or about June 5, 2003, in further settlement of its obligations under the employment agreement, the Company paid Mr. Fiedler the sum of $435,841 of which amount represented Mr. Fiedler’s income tax liability associated with forgiveness of the note less the after tax gain he realized upon exercise of the options just mentioned.

PROPOSAL 2 — APPROVAL OF THE BORGWARNER INC. 2004 STOCK INCENTIVE PLAN

      At its February 4, 2004 meeting, the Board of Directors unanimously adopted the BorgWarner Inc. 2004 Stock Incentive Plan (the “2004 Plan”), subject to the approval thereof by the stockholders of the Company at the Annual Meeting. A copy of the 2004 Plan is attached to this proxy statement as Appendix B. If approved by the stockholders, the 2004 Plan will replace the 1993 Plan, which expired on December 31, 2003. The favorable vote of a majority of the shares of common stock represented at the Annual Meeting is required for approval of the 2004 Plan.

      The Board of Directors recommends that stockholders vote “FOR” the 2004 Plan.

Description of the 2004 Plan

      The following description of the material terms of the 2004 Plan is intended as a summary only and is qualified in its entirety by reference to the text of the attached 2004 Plan.

      Administration. The 2004 Plan will be administered by the Compensation Committee of the Company’s Board of Directors, or such other committee comprised of members of the Board that the Board appoints (“Committee”). If the Compensation Committee has not been designated as the Committee, members of the Committee must be “non-employee directors” within the meaning of Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”) and “independent directors” within the meaning of any applicable stock exchange rule. In addition, to the extent that the Committee intends that an award granted under the 2004 Plan constitutes “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code (“Code”) (discussed below), members of the Committee must be “outside directors” within the meaning of Section 162(m) of the Code.

      In the case of awards granted to members of the Board who are not officers or employees of the Company or an affiliate, the 2004 Plan will be administered by the Committee subject to the approval of a majority of all members of the Board who are “non-employee directors” within the meaning of Section 16 of the Exchange Act, and “independent directors” within the meaning of any applicable stock exchange rule.

      The Committee may authorize the chief executive officer of the Company to grant awards under the 2004 Plan of up to 10,000 shares of common stock per individual per year to officers and employees of the Company and its affiliates who are not executive officers subject to Section 16 of the Exchange Act or “covered employees” under Code section 162(m). In addition, the Committee may authorize the chief executive officer of the Company to grant awards under the 2004 Plan of up to 10,000 shares of common stock per individual as an inducement for an individual to accept an offer of employment with the Company or an affiliate. Recipients of such employee inducement awards may include individuals who are executive officers subject to Section 16 of the Exchange Act or “covered employees” under Code section 162(m). Whenever the Committee has granted the chief executive officer the authority to make such awards under the 2004 Plan, the chief executive officer has the authority under the 2004 Plan to select the employees (or prospective employees) to whom awards will be given, determine the type of awards to be granted and the number of shares to be covered by an award, and determine the terms and conditions of an award, subject however, to any limits or qualifications on such powers as the Committee may establish. The 2004 Plan also provides that any such authorizations to the chief executive officer must be consistent with recommendations made by the Board’s Compensation Committee to the Board regarding non-CEO compensation, incentive compensation, and equity-based plans.

      For purposes of the remaining portions of this description of the 2004 Plan, references to the Committee shall also refer (i) in the case of awards to directors who are not employees of the Company or a subsidiary, to the Committee, as approved by a majority of all members of the Board who are “non-employee directors” within the meaning of Section 16 of the Exchange Act, and “independent directors” within the meaning of any applicable stock exchange rule, and (ii) in the case of awards granted to employees by the chief executive officer pursuant to an authorization by the Committee, to the chief executive officer.

      Under the 2004 Plan, the Committee has full authority to select the eligible individuals to whom awards will be granted, the types of awards to be granted, the number of shares to be subject to an award, the exercise price (in the case of a stock option) and other terms and conditions of awards, to interpret the 2004 Plan, and to prescribe, amend and rescind the rules and regulations relating to the 2004 Plan.

      Term, Amendment and Termination. If not terminated sooner by the Board of Directors, the 2004 Plan will terminate on the date immediately preceding the tenth anniversary of the 2004 Plan’s effective date, and no awards will be granted after that date. Awards granted and outstanding as of the date the 2004 Plan terminates will not be effected or impaired by such termination.

      The Board of Directors may amend, alter or discontinue the 2004 Plan at any time. However, no amendment, alteration or discontinuation of the 2004 Plan may impair the rights of an award recipient with respect to awards previously granted without such recipient’s consent (except that no consent is necessary for amendments made to cause the 2004 Plan to qualify for the exemption provided by Rule 16b-3 of the Exchange Act or for awards to qualify for the “qualified performance-based compensation” exception under Code section 162(m), discussed below). No amendment may be made that would disqualify the 2004 Plan from the exemption provided by Rule 16b-3 of the Exchange Act or to extend the term of the 2004 Plan. No amendment can be made to the 2004 Plan without the consent of the Company’s stockholders to the extent that such approval is required by law or agreement.

      The Committee may amend the terms of any outstanding award, either prospectively or retroactively, except that an amendment that would impair the rights of the award holder requires the holder’s consent (except that no consent in necessary for amendments made to cause the 2004 Plan to qualify for the exemption provided by Rule 16b-3 of the Exchange Act or for awards to qualify for the “qualified performance-based compensation” exception under Code section 162(m), discussed below).

      No Repricing of Stock Options or Stock Appreciation Rights. Except for adjustments for certain corporate events as described below, the 2004 Plan expressly prohibits the Committee from repricing stock options or stock appreciation rights once they are granted.

      Shares Subject to the 2004 Plan. Subject to adjustments as described below, up to 1,350,000 shares of the Company’s common stock, par value of $0.01 per share, will be available for issuance for awards under the 2004 Plan, including with respect to incentive stock options. Shares subject to an award may be authorized and unissued shares, treasury shares, or shares of common stock purchased on the open market. As of February 13, 2004, the closing price of a share of common stock was $93.49.

      If an award granted under the 2004 Plan expires, terminates, is cancelled, or lapses for any reason without the issuance of shares of common stock, or if any shares of restricted stock awarded under the 2004 Plan are forfeited, the shares covered by such award or such restricted stock will again be available for awards under the 2004 Plan. In addition, if an award recipient tenders previously-acquired shares of the Company’s common stock to satisfy applicable withholding obligations with respect to an award, or if shares of the Company’s common stock are withheld to satisfy applicable withholding obligations, such shares will again be available for further awards under the 2004 Plan. Also, if an award recipient tenders previously-acquired shares of the Company’s common stock in payment of the option price upon exercise of a stock option awarded under the 2004 Plan, or if shares of common stock are withheld in payment of the option price, the number of shares tendered or withheld will again be available for further awards under the 2004 Plan.

      Individual Limitations. Subject to adjustments as described below, no individual may be granted, within one fiscal year of the Company, awards covering more than 100,000 shares of common stock or common stock equivalents (in the case of awards of stock appreciation rights, stock units, and performance shares). Additionally, no individual may be granted within one fiscal year of the Company, Performance Units that could exceed $500,000 when paid in cash or in shares of common stock.

      If there is a change in the common stock of the Company through the declaration of stock dividends, or through recapitalization resulting in stock split-ups, or combinations or exchanges of shares, or otherwise, the 2004 Plan authorizes the Committee to make appropriate adjustments in the number of shares authorized for grants, in the exercise prices of outstanding stock options, in the base prices of stock appreciation rights, and in the limits described above on the number of shares available for grant to individuals per fiscal year.

      Eligibility and Types of Awards. The Plan authorizes the grant of stock options, stock appreciation rights, restricted stock, stock units, performance units, and performance shares. Participation in the 2004 Plan is open to officers, employees and directors of the Company, as selected by the Committee. However, directors who are not employees of the Company or of a subsidiary are not eligible to receive grants of incentive stock options, performance units, or performance shares under the 2004 Plan. As of February 13, 2004, approximately 300 employees, including 11 officers, and nine directors who are not employees of the Company or any subsidiary would have been eligible to receive awards under the 2004 Plan.

      Stock Options. Officers, employees and directors of the Company and its subsidiaries may be granted options to acquire the Company’s common stock under the 2004 Plan, either alone or in conjunction with other awards under the 2004 Plan. However, as noted above, directors who are not employees of the Company or a subsidiary of the Company are not eligible to receive grants of incentive stock options (“ISOs”).

      Under the 2004 Plan, stock options may be either ISOs or nonqualified stock options. The exercise price of a stock option is determined at the time of grant but may not be less than the fair market value per share of common stock on date of grant. Stock options are exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable stock option agreement. The exercise period of a stock option is determined by the Committee and may not exceed 10 years from the date of grant.

      The holder of a stock option generally has a one-year period following the grantee’s termination of employment or service with the Company and its subsidiaries (but not to exceed the stock option’s term), in which to exercise a stock option that was exercisable as of such termination. An extended exercise period (generally three years, but not to exceed the stock option’s term) may apply following a termination of employment or service by reason of disability or retirement. The 2004 Plan authorizes the Committee to accelerate the schedules or installments on which stock options become exercisable.

      The exercise price of a stock option must be paid in full at the time of exercise and is payable in cash. However, if (and to the extent) provided by the related award agreement, the option exercise price may also be paid: (i) by the surrender of common stock already owned by the optionee, (ii) by requesting the Company to withhold, from the number of shares of common stock otherwise issuable upon exercise of the stock option, shares having an aggregate fair market value on the date of exercise equal to the exercise price, or (iii) a combination of the foregoing, as provided by the award agreement. Additionally, if permitted by the

Committee and allowable by law, payment of the exercise price may be made through a broker-facilitated cashless exercise.

      If permitted by the related award agreement, an optionee may surrender shares of restricted stock in payment of the exercise price of a nonqualified stock option. Where restricted stock is so surrendered, an equal number of shares received upon the exercise of the nonqualified stock option shall be subject to the same forfeiture restrictions as the shares surrendered.

      ISOs are exercisable only by the optionee during his or her lifetime and are not assignable or transferable other than by will or by the application of the laws of inheritance. Nonqualified stock options may be assigned during the optionee’s lifetime to one or more of the optionee’s immediate family members or to a trust benefiting one or more family members exclusively, or to the optionee’s spouse or former spouse pursuant to a qualified domestic relations order.

      Upon receipt of a notice of exercise, the Committee may elect to cash out all or part of a stock option that is being exercised by paying the optionee cash or common stock equal to the difference between the exercise price and the fair market value of the Company’s common stock.

      In the event of a change in control (as defined in the 2004 Plan), all stock options outstanding as of the date on which the change in control occurs become fully exercisable and vested. Unless otherwise provided in the related award agreement, during the 60-day period following a change in control, the holder of a stock option has the right to surrender such option for cash in an amount equal to the difference between the “change in control price” (as defined in the 2004 Plan) and the exercise price. Under the 2004 Plan, such a cash out may automatically occur in the case of an officer who is subject to Section 16(b) of the Exchange Act with respect to a grant of stock options in instances where the 60-day period ends within six months of the date of the stock option’s grant, with the cash out occurring immediately following the close of the six-month period.

      Stock Appreciation Rights. A stock appreciation right (“SAR”) may be granted (i) to employees or directors in conjunction with all or any part of an option granted under the 2004 Plan (a “Tandem SAR”), or (ii) without relationship to an option (a “Freestanding SAR”). Tandem SARs may be granted either at or after the time of grant of such options in the case of a nonqualified stock option, but must be granted at the time such option is granted in the case of an ISO. A Tandem SAR is only exercisable at the time and to the extent that the related option is exercisable. Upon the exercise of a Tandem SAR, the holder thereof is entitled to receive, in cash or common stock, as provided in the related award agreement, the excess of the fair market value of the share for which the right is exercised (calculated as of the exercise date) over the exercise price per share of the related option. Stock options are no longer exercisable to the extent that a related Tandem SAR has been exercised, and a Tandem SAR is no longer exercisable upon the forfeiture, termination or exercise of the related stock option. A Freestanding SAR entitles the holder to a cash payment equal to the difference between the base price and the fair market value of a share of common stock on the date of exercise. The base price is the fair market value of a share of common stock on the date of the Freestanding SAR’s grant.

      In the event of a change in control (as defined in the 2004 Plan), all stock appreciation rights outstanding as of the date on which the change in control occurs shall become fully exercisable and vested.

      SARs may not be sold, assigned, transferred, pledged or otherwise encumbered.

      Restricted Stock. Officers, employees and directors of the Company and its subsidiaries may be granted restricted stock under the 2004 Plan, either alone or in combination with other awards. Restricted stock are shares of the Company’s common stock that are subject to forfeiture by the recipient if the conditions to vesting that are set forth in the related restricted stock agreement are not met. Vesting may be based on the continued service of the recipient, one or more performance goals (described below), or such other factors or criteria as the Committee may determine.

      Unless otherwise provided in the related restricted stock agreement, the grant of a restricted stock award will entitle the recipient to vote the shares of Company common stock covered by such award and to receive the dividends thereon. Under the 2004 Plan, a restricted stock agreement may provide that cash dividends paid on restricted stock will be automatically deferred and reinvested in additional restricted stock and dividends payable in stock will be paid in the form of restricted stock.

      During the period that shares of stock are restricted, the recipient cannot sell, assign, transfer, pledge or otherwise encumber the shares of restricted stock. If a recipient’s employment or service with the Company and its subsidiaries terminates, the recipient will forfeit all rights to the unvested portion of the restricted stock award. However, if the participant’s service is involuntarily terminated other than for cause (as defined in the 2004 Plan), the Committee may waive any remaining restrictions upon the stock in effect upon such termination.

      In the event of a change in control (as defined in the 2004 Plan), the restrictions applicable to any outstanding restricted stock will lapse and the restricted stock will become fully vested to the full extent of the grant.

      Stock Units. Officers, employees and directors of the Company and its subsidiaries may be granted stock units under the 2004 Plan, either alone or in combination with other awards. A stock unit is a right to receive a share of common stock of the Company or the fair market value in cash of a share of common stock in the future, under terms and conditions established by the Committee. Under the 2004 Plan, the Committee may make grants of stock units that are immediately vested or may make grants of stock units that are subject to vesting requirements, such as continued service.

      Except to the extent otherwise provided in the applicable award agreement, if a participant’s employment with the Company terminates prior to the date on which the participant’s stock units become vested, the participant will forfeit the stock units. The Committee has the discretion to waive in whole or in part, any payment limitations for stock units that remain outstanding at a participant’s retirement, or if the participant’s employment is involuntarily terminated (other than for cause, as defined in the 2004 Plan).

      Prior to an actual delivery of shares of common stock in settlement of a stock units grant, a participant acquires no rights of a shareholder. Stock units may not be sold, assigned, transferred or pledged or otherwise encumbered, but a participant may designate one or more beneficiaries to whom shares of common stock covered by a grant of stock units will be transferred in the event of the participant’s death.

      The Committee may, in its discretion, provide in a stock units award agreement that a participant will be entitled to receive dividend equivalents with respect to his or her restricted stock units. Dividend equivalents may, in the discretion of the Committee, be paid in cash or credited to the participant as additional restricted stock units, or any combination of cash and additional restricted stock units. The amount that can be paid to a recipient as a dividend equivalent cannot exceed the amount that would be payable as a dividend if the stock unit were actually a share of common stock. If credited to the participant as additional stock units, the additional stock units will vest at the same time as the stock units to which they relate.

      At the time specified in the applicable award agreement, stock units will be settled by the delivery to the participant of shares of common stock equal in number to the number of the participant’s stock units that are vested as of the specified date or event, or cash equal to the fair market value of such shares. The Committee may in its discretion allow a stock unit recipient to defer such delivery of common stock to a later date, under such terms and conditions established by the Committee.

      In the event of a change in control (as defined in the 2004 Plan), the restrictions applicable to any outstanding stock units will lapse and the stock units will become fully vested to the full extent of the grant.

      Performance Units. Officers and employees of the Company and its subsidiaries may be granted performance units under the 2004 Plan, either alone or in combination with other 2004 Plan awards.

      A performance unit is a contingent right to receive cash or shares of common stock of the Company, in the future, pursuant to the terms of a grant made under the 2004 Plan and the related award agreement. The value of a performance unit is established by the Committee based on cash or on property other than common stock of the Company. For any grant of performance units, the Committee will establish (i) one or more performance goals, and (ii) a performance period of not less than one year. The performance goals will be based on one or more performance criteria set forth in the 2004 Plan and described below. At the expiration of the performance period, the Committee will determine and certify the extent to which the performance goals were achieved. The Committee will then determine the number of performance units to which a recipient of performance units under the grant is entitled, and the value of such performance units (if the value is based on the level of achievement) based upon the number of performance units originally granted to the recipient and the level of performance achieved. Performance units will be settled by payment of the cash value of the performance units to which the recipient is entitled or delivery of shares of common stock of the Company with a fair market value equal to the cash value of such performance units.

      Except to the extent otherwise provided in the applicable award agreement, if a performance unit recipient’s employment or service with the Company terminates during the performance period or before the performance goals are satisfied, the recipient will forfeit the performance units granted with respect to such performance period. The Committee has the discretion to waive in whole or in part, any payment limitations for performance units that remain outstanding at a participant’s retirement or if the participant’s employment or is involuntarily terminated (other than for cause, as defined in the 2004 Plan).

      In the event of a change in control (as defined in the 2004 Plan), the performance goals of all outstanding performance units granted under the 2004 Plan shall be deemed to have been achieved at target levels, and a recipient shall be entitled to a pro rata distribution of shares of common stock or cash in settlement of the performance units, based upon the number of whole months during the performance period that have elapsed prior to the date of the change in control.

      Prior to an actual delivery of shares of common stock in settlement of a performance units grant, a recipient acquires no rights of a shareholder. Performance units may not be sold, assigned, transferred or pledged or otherwise encumbered, but a recipient may designate one or more beneficiaries to whom shares of common stock covered by a grant of performance units will be transferred in the event of the recipient’s death.

      If approved by the Committee, a participant may elect to defer the delivery of cash or shares in payment of performance units for a specified period or until a specified event. Such an election must generally be made prior to the commencement of the performance period for such performance units.

      Performance Shares. Officers and employees of the Company and its subsidiaries may be granted performance shares under the 2004 Plan, either alone or in combination with other 2004 Plan awards.

      A performance share is a contingent right to receive a share of common stock of the Company or the fair market value in cash of a share of common stock, in the future, pursuant to the terms of a grant made under the 2004 Plan and the related award agreement. For any grant of performance shares, the Committee will establish (i) one or more performance goals, and (ii) a performance period of not less than one year. The performance goals will be based on one or more performance criteria set forth in the 2004 Plan and described below. At the expiration of the performance period, the Committee will determine and certify the extent to which the performance goals were achieved. The Committee will then determine the number of performance shares to which a recipient of performance shares under the grant is entitled, based upon the number of performance shares originally granted to the recipient and the level of performance achieved. Performance shares will be settled by the delivery of shares of common stock of the Company or cash equal to the fair market value of such shares as soon as practicable after the close of the performance period.

      Except to the extent otherwise provided in the applicable award agreement, if a performance share recipient’s employment with the Company terminates during the performance period or before the performance goals are satisfied, the recipient will forfeit the performance shares granted with respect to such performance period. The Committee has the discretion to waive in whole or in part, any payment limitations for performance shares that remain outstanding at a participant’s retirement or if the participant’s employment is involuntarily terminated (other than for cause, as defined in the 2004 Plan).

      In the event of a change in control (as defined in the 2004 Plan), the performance goals of all outstanding performance shares granted under the 2004 Plan shall be deemed to have been achieved at target levels, and a recipient shall be entitled to a pro rata distribution of shares of common stock or cash in settlement of the performance shares, based upon the number of whole months during the performance period that have elapsed prior to the date of the change in control.

      Prior to an actual delivery of shares of common stock in settlement of a performance shares grant, a recipient acquires no rights of a shareholder. Performance shares may not be sold, assigned, transferred or pledged or otherwise encumbered, but a recipient may designate one or more beneficiaries to whom shares of common stock covered by a grant of performance shares will be transferred in the event of the recipient’s death.

      If approved by the Committee, a participant may elect to defer the delivery of cash or shares in payment of performance shares for a specified period or until a specified event. Such an election must generally be made prior to the commencement of the performance period for such performance shares.

      Rescission of Awards. Under the 2004 Plan, the Committee may cancel or declare forfeited or rescind awards upon its determination that a participant has violated the terms of the 2004 Plan or the award agreement under which the award has been made. In addition, for a period of one year following the exercise, payment or delivery of an award, the Committee may rescind the award upon its determining that the participant has committed a breach of conduct (as defined in the 2004 Plan) prior to the exercise, payment or delivery of the award or within six months thereafter.

Certain Federal Income Tax Considerations

      The following is a brief and general summary of the federal income tax consequences of transactions under the 2004 Plan based on federal income tax laws in effect on January 1, 2004. The summary does not purport to be complete, and does not address the tax consequences of a participant’s death or the state, local and foreign tax laws that may also be applicable to awards and transactions involving awards.

      Stock Options. Stock options granted under the 2004 Plan may be either “Incentive Stock Options,” as defined in Section 422 of the Code, or Nonstatutory Stock Options.

      Incentive Stock Options. Incentive Stock Options granted under the 2004 Plan will be subject to the applicable provisions of the Code, including Code section 422. If shares of common stock are issued to an optionee upon the exercise of an ISO, and if no “disqualifying disposition” of such shares is made by such optionee within one year after the exercise of the ISO or within two years after the date the ISO was granted, then (i) no income will be recognized by the optionee at the time of the grant of the ISO, (ii) no income, for regular tax purposes, will be realized by the optionee at the date of exercise, (iii) upon sale of the shares of the common stock acquired by exercise of the ISO, any amount realized in excess of the option price will be taxed to the optionee, for regular tax purposes, as a capital gain (at varying rates depending upon the optionee’s holding period in the shares and income level) and any loss sustained will be a capital loss, and (iv) no deduction will be allowed to the Company for federal income tax purposes. If a “disqualifying disposition” of such shares is made, the optionee will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares purchased at the time of exercise over the exercise price (the “bargain purchase element”) and the Company will generally be entitled to a federal income tax deduction equal to such amount. The amount of any gain in excess of the bargain purchase element realized upon a “disqualifying disposition” will be taxable as capital gain to the holder (at varying rates depending upon such holder’s holding period in the shares and income level), for which the Company will not be entitled to a federal income tax deduction. Upon exercise of an ISO, the optionee may be subject to alternative minimum tax.

      Nonqualified Stock Options. With respect to nonqualified stock options: (i) no income is recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) at disposition, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee, any income recognized upon exercise of a nonqualified stock option will constitute wages for which withholding will be required.

      Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of an SAR. When an SAR is exercised, the recipient will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any common stock received on the exercise. In the case of a recipient who is also an employee, any income recognized upon exercise of an SAR will constitute wages for which withholding will be required. The Company will be entitled to a tax deduction at the same time and in the same amount. If the optionee receives common stock upon the exercise of an SAR, any gain or loss on the sale of such stock will be treated in the same manner as discussed above under “nonqualified stock options.”

      Restricted Stock. A recipient will not realize taxable income at the time of grant of a restricted stock award, assuming that the restrictions constitute a substantial risk of forfeiture for Federal income tax purposes. Upon the vesting of shares of Company common stock subject to an award, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of such shares at such time over the amount paid by the recipient, if any. The Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income. Dividends paid to the recipient during the restriction period will be taxable as compensation income to the recipient at the time paid and will be deductible at such time by the Company. The recipient of a restricted stock award may, by filing an election with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award, elect to be taxed at the time of grant of the award on the excess of the then fair market value of the shares of Company common stock over the amount paid by the recipient, if any, in which case (1) the Company will be entitled to a deduction equal to the amount of ordinary income realized by the recipient in the taxable year in which the amount is included in the recipient’s income, (2) dividends paid to the recipient during the restriction period will be taxable as dividends to the recipient and not deductible by the Company, and (3) there will be no further tax consequences to either the recipient or the Company when the restrictions lapse. In the case of a recipient who is also an employee, any amount included in income will constitute wages for which withholding will be required.

      Stock Units, Performance Units, and Performance Shares. An employee who is awarded one or more stock units, performance units and/or performance shares will not recognize income and the Company will not be allowed a deduction at the time the award is made. When an employee receives payment for such awards in cash or shares of common stock, the amount of the cash and the fair market value of the shares of common stock received will be ordinary income to the employee and will be allowed as a deduction for federal income tax purposes to the Company. If the receipt of payment is deferred, as allowable under the 2004 Plan and as may be permitted by the Committee, the recipient will realize, in the year when paid, ordinary income equal to the amount of the cash received or the fair market value of any shares issued or transferred, determined as of the date of delivery or transfer. The Company will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid. In the case of a recipient who is an employee, any amount included in income will constitute wages for which withholding will be required.

      Section 162(m) Limit. Section 162(m) of the Code generally limits a public company’s federal income tax deduction for compensation paid to any of its executive officers to $1,000,000 per year. However, certain “performance-based compensation” paid to such officers is exempt from the $1,000,000 annual deduction limit.

      The 2004 Plan is designed to enable the Company to provide grants of stock options, stock appreciation rights and performance units under the 2004 Plan to the Company’s executive officers that will satisfy the requirements of the exception of Section 162(m) for performance-based compensation. The 2004 Plan is also designed so that awards of restricted stock under the 2004 Plan may be made in a manner which satisfies the performance-based compensation exception of Section 162(m). Accordingly, (i) the right to receive a share of common stock or cash in payment of a stock option, stock appreciation right or performance share award, and, (ii) if the Committee intends that a restricted stock award satisfy the performance-based compensation exception, the vesting of such stock, will be contingent upon the achievement of objective performance goals established by the Committee at the time of grant.

      Under the 2004 Plan, a performance goal will be based on one or more of the following criteria: earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); net or operating income; earnings per share; expense reductions; return on investment; combined net worth; debt to equity ratio; operating cash flow; return on total capital, equity, or assets; total shareholder return; economic value; or changes in the market price of the Company’s common stock. The criteria selected by the Committee from the foregoing list may relate to the Company, one or more of its affiliates, divisions, units, or any combination of the Company, its affiliates, divisions, or units. Performance goals may be based on the performance of the Company generally or relative to peer company performance and may be based on a comparison of actual performance during a performance period against budget for such period. A performance goal may include a threshold level of performance below which no vesting or payout will occur, target levels at which full vesting or a full payout will occur and (or) a maximum level at which specified additional vesting or a specified additional payout will occur. The level of achievement of a performance goal will be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee. Under the 2004 Plan, the Committee does have the discretion, to the extent such discretion is consistent with the “qualified performance-based exception” of the Code and its regulations, to make equitable adjustments to performance goals in recognition of unusual or non-recurring events affecting the Company or a subsidiary or the financial statements of the Company or any subsidiary, or for changes in the law or accounting principles. Once a performance goal is established, the Committee will have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of the performance goal.

      Income Tax Withholding. Upon an employee’s realization of income from an award, the Company is generally obligated to withhold against the employee’s Federal and state income and employment tax liability. Payment of the withholding obligation can be made from other amounts due from the Company to the award recipient or with shares of Company common stock owned by the recipient. If the recipient elects to tender shares of Company common stock or to reduce the number of shares the recipient is otherwise entitled to receive to satisfy the withholding obligation, the shares tendered or reduced will be treated as having been sold to the Company.

      Capital Gains. Generally, under law in effect as of January 1, 2004, net capital gain (net long-term capital gain minus net short-term capital loss) is taxed at a maximum rate of 15%.

New Plan Benefits

      As described in “Directors Compensation” on pages 5-6, on November 12, 2003, the Board approved a resolution providing for annual grants of restricted stock under the 2004 Plan to each director of the Company who is not otherwise an employee of the Company or any of its subsidiaries or Affiliates (“Non-Executive Director Group”), subject to the approval of the 2004 Plan by the Company’s stockholders at the Annual Meeting. The Board believes that equity compensation enhances alignment of the interests of the Non-Executive Director Group with those of other stockholders. The following New Plan Benefits table provides certain information with respect to such grants of restricted stock:

New Plan Benefits

BorgWarner Inc. 2004 Stock Incentive Plan

Name and Position	Dollar Value($)(a)	Number of Shares(b)

Non-Executive Director Group	37,396	400

(a)	Based on a closing price of $93.49 on February 13, 2004. The actual dollar value will be determined by the fair market value of stock, as defined in the 2004 Plan, on the grant date which is expected to be in July 2005.

(b)	The number of restricted shares will be adjusted to reflect the 2-for-1 stock split if Proposal 3 is approved by stockholders.

      Other than the restricted stock grants to the Non-Executive Director Group shown above on the New Plan Benefits table, no awards have been made to date under the 2004 Plan. Awards for which benefits that may be paid under the 2004 Plan are made at the discretion of the Committee, subject to the maximum plan and maximum individual limitations described above. In addition, the actual benefits that will be paid under the 2004 Plan will depend upon a number of factors, including the market value of the Company’s common stock on future dates, and in the case of performance units, performance shares and restricted stock with vesting based on the achievement of one or more performance goals, actual performance of the Company (both absolutely, and in some cases, as measured against the performance of peer companies), and decisions made by recipients. Since these factors are not known at this time, the benefits or amounts paid under the 2004 Plan, and the market value of such awards, other than the grants to the Non-Executive Director Group shown above, are not yet determinable. In addition, because of these unknown variables, it is not possible to determine any other benefits that might be received by recipients under the 2004 Plan.

      Effective Date. If approved by the shareholders, the 2004 Plan described above will be effective as of the date of approval.

      As of December 31, 2003, the number of stock options outstanding under our equity compensation plans, the weighted average exercise price of outstanding options, and the number of securities remaining available for issuance were as follows:

Equity Compensation Plan Information

			Number of Securities
			Remaining Available
	Number of Securities		for Future Issuance
	to be Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
Plan Category	Warrants and Rights	Warrants and Rights	reflected in column(a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,340,260	52.88	0
Equity compensation plans not approved by security holders	0	0	0
Total	1,340,260	52.88	0

Vote required and Board of Directors’ Recommendation

      Approval of the 2004 Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock represented and voting in person or by proxy at the Annual Meeting.

Recommendation

      The Board of Directors has unanimously approved the 2004 Plan and the reservation of shares of common stock of the Company for issuance under the 2004 Plan and recommends that shareholders vote “FOR” the 2004 Plan and the reservation of shares for issuance thereunder.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF

INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors proposes that stockholders authorize the amendment of the Company’s Restated Certificate of Incorporation to increase the Company’s authorized shares of common stock. The amendment would increase the authorized shares of common stock from 50,000,000 shares to 150,000,000 shares.

      The proposed increase in authorized shares will permit a 2-for-1 split of all of the Company’s common stock. The proposed stock split was approved by the Board of Directors on February 4, 2004, subject to stockholder approval of this proposal to increase authorized shares. The Restated Certificate currently authorizes the issuance of up to 50,000,000 shares of common stock. As of March 5, 2004, there were

27,841,047 shares of common stock issued and 27,840,028 shares outstanding. The current authorization of 50,000,000 shares of common stock is insufficient to permit a 2-for-1 stock split. If this proposal is approved and after the 2-for-1 stock split, there will be approximately 55,682,094 shares issued and 55,680,056 shares outstanding.

      The remaining shares of authorized common stock will provide the Company with flexibility in the future by assuring the availability of sufficient authorized but unissued common stock for valid corporate proposes such as financings, future stock splits or stock dividends, and mergers and acquisitions. The newly authorized common stock would be available for issuance without further action by stockholders except as required by law or applicable NYSE requirements. Any such issuance could have the effect of diluting existing stockholders.

      The Company has no current plan or commitment to issue shares of stock for purposes other than those discussed above, including any plan or intention to issue such shares as a takeover defense. Nevertheless, the additional authorized shares could be used to discourage persons from gaining control of the Company or make more difficult the removal of management. For example, additional shares could be issued to dilute the voting power of a party attempting to gain control of the Company. The Company is not currently aware of any specific effort to obtain control of the Company by means of a merger, tender offer, or otherwise.

      If the amendment to increase the number of authorized shares of common stock is approved, the first sentence of Article IV of the Restated Certificate will read in its entirety as follows:

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 180,000,000 shares, consisting of 150,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), 25,000,000 shares of Non-Voting Common Stock, par value $0.01 per share (“Non-Voting Common Stock” and, together with the Common Stock, the “Junior Stock”), and 5,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”).

      Approval of the amendment to the Restated Certificate of Incorporation will require the affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. If such approval is obtained, the stock split will be effected by the issuance on May 17, 2004, of one share of common stock for each share outstanding at the close of business on May 3, 2004, the record date for the stock split.

Recommendation

      The Board has unanimously determined that the amendment to the Restated Certificate is advisable and in the best interests of the stockholders of the Company and recommend that shareholders vote “FOR” this proposal.

PROPOSAL 4 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors proposes that the stockholders approve the selection by the Finance and Audit Committee of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) to serve as the Company’s independent auditors for the 2004 fiscal year. The Board of Directors anticipates that representatives of Deloitte will be present at the meeting to respond to appropriate questions, and will have an opportunity, if they desire, to make a statement. This proposal will require the affirmative vote of a majority of the shares represented at the Annual Meeting.

Principal Accounting Firm Fees

      Aggregate fees billed to the Company for the fiscal years ended December 31, 2003 and December 31, 2002 by Deloitte, are as follows:

	2003	2002

Audit Fees	$1,529,000	$1,393,000
Audit-Related Fees	$366,000	$206,000

Total Audit and Audit-Related Fees	$1,895,000	$1,599,000
Tax Fees	$246,000	$387,000
All Other Fees	$506,000	$483,000

Total Fees	$2,647,000	$2,469,000

Audit Fees

      These fees are for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2003, including foreign statutory audit requirements, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year.

Audit-Related Fees

      These fees are for professional services rendered in connection with the audit of the Company’s employee benefit plans and for Sarbanes-Oxley Act, Section 404 advisory services in 2003.

Tax Fees

      These fees relate to federal, state and foreign tax compliance services.

All Other Fees

      Fees for all other services consisted of permitted information technology services related to financial information systems design and implementation.

      The Finance and Audit Committee has considered whether the provision of non-audit services is compatible with maintaining Deloitte’s independence.

      The Finance and Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy which requires the Committee’s pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. For the fiscal year ended December 31, 2003, the Finance and Audit Committee pre-approved all of the audit and non-audit services rendered by Deloitte and listed above.

      The Board of Directors recommends a vote “FOR” the appointment of Deloitte & Touche LLP as the independent auditors.

OTHER INFORMATION

      The Company has no reason to believe that any other business will be presented at the Annual Meeting, but if any other business shall be presented, votes pursuant to the proxy will be cast thereon in accordance with the discretion of the persons named in the accompanying proxy.

Expenses of Solicitation

      The cost of solicitation of proxies will be borne by the Company. In addition to solicitation of proxies by use of the mail, proxies may be solicited by directors, officers and regularly engaged employees of the

Company. Brokers, nominees and other similar record holders will be requested to forward solicitation material and will be reimbursed by the Company upon request for their reasonable out-of-pocket expenses.

Stockholder Proposals

      Stockholder proposals which are intended to be presented at the 2005 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received by the Company on or before November 19, 2004, for inclusion in the proxy statement relating to that meeting.

      A stockholder who intends to present business, including the election of a director, at the 2005 Annual Meeting of Stockholders other than pursuant to Rule 14a-8 must comply with the requirements set forth in the Company’s Amended and Restated By-Laws. Among other things, to bring business before an annual meeting, a stockholder must give written notice to the Secretary of the Company no less than 90 days and not more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, for stockholder proposals other than pursuant to Rule 14a-8, the Company must receive notice no sooner than December 28, 2004, and no later than January 21, 2005. The notice should contain (a) as to each person whom the stockholder proposes to nominate for election as director, all information that is required to be disclosed in solicitations of proxies for election of directors under the securities laws, including the person’s written consent to serve as a director if elected and (b) as to any other business, the reason for conducting such business; any material interest in such business the stockholder has; the name and address of the stockholder proposing such business as it appears in the Company’s books; and the number of shares of the Company that are beneficially owned by the stockholder. Stockholders should consult the Company’s Amended and Restated By-Laws to ensure that all of the specific requirements of such notice are met.

Annual Report on Form 10-K

      The Company will furnish, without charge, to each person whose proxy is being solicited, upon request of such person, one copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed in writing to Mary Brevard, Vice President, Investor Relations and Communications Department, 200 South Michigan Avenue, Chicago, Illinois 60604 or by telephone at 312-322-8683. In addition, through its website (www.bwauto.com), the Company makes available, free of charge, the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

BORGWARNER INC.

APPENDIX A

CHARTER

BORGWARNER INC.
FINANCE AND AUDIT COMMITTEE

      The BorgWarner Inc. Finance and Audit Committee (the “Committee”) is responsible for providing assistance to the Board of Directors in monitoring (i) the integrity of the financial statements of the Corporation, (ii) the independent auditor’s qualifications and independence (iii) the performance of the Corporation’s internal audit function and independent auditors, and (iv) the compliance by the Corporation with legal and regulatory requirements.

      The Committee shall be composed of three or more directors who are free of any relationship that, in the opinion of the Board of Directors, would interfere with their individual exercise of independent judgment as a Committee member and who meet the independence requirements of the New York Stock Exchange. All members of the Committee shall be generally knowledgeable in financial and auditing matters and at least one member of the Committee shall be a financial expert as defined by the Securities and Exchange Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public corporations.

      In its finance capacity, the Committee is responsible for:

      1.     Advising the Board of Directors on corporate financial policy;

      2.     Advising the Board of Directors on capital structure and related corporate financial matters;

      3.     Recommending dividend policy to the Board of Directors;

      4.     Reviewing capital expenditure plans;

      5.     Reviewing financing plans; and

6.	Recommending to the Board of Directors the investment policy for those investment portfolios specified in resolutions adopted from time to time by the Board and monitoring the investment performance thereof.

      In its audit capacity, the Committee shall provide assistance to the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. The Committee shall establish and maintain free and open communication between the directors, the independent accountants, the internal auditors and the financial management of the Corporation. The Committee will:

1.	Be directly responsible for the selection of, and compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

2.	Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor. Discuss and consider the independence of the independent auditors, including the auditors’ written affirmation of independence.

3.	Discuss and review with the independent auditors and financial management of the Corporation the proposed scope of the audit for the current year and the nature and thoroughness of the audit process; and at the conclusion thereof, receive and review audit reports including any comments or recommendations of the independent auditors.

4.	Review with the independent auditors, the Corporation’s Director of Internal Audit and with the Corporation’s financial and accounting managers, the adequacy and effectiveness of the Corporation’s internal auditing, accounting and financial policies, procedures and controls; and elicit any recommendations for the improvement of existing internal control procedures or the establishment of controls or procedures. Particular emphasis should be given to the adequacy of the internal controls to expose payments, transactions or procedures which might be deemed illegal or otherwise improper.

5.	Review the internal audit function of the Corporation including proposed audit plans for the coming year, the coordination of its programs with the independent auditors and the results of the internal programs.

6.	Review recurring financial statements (including quarterly reports and disclosures made in management’s discussion and analysis) to be issued to the shareholders or the public with management and the independent auditor and recommend to the Board the inclusion of the Corporation’s audited financial statements in the Corporation’s Annual Report on Form 10-K. Quarterly review of financial information prior to filing of the Corporation’s Form 10Q may be performed by the Committee Chairperson.

7.	Review and discuss:

(a) All critical accounting policies and practices to be used.

(b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c) Other material written communication between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

8.	Discuss with management the Corporation’s earnings press releases, including the use of “proforma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made.)

9.	Investigate any matter brought to its attention within the scope of its duties and retain outside counsel or other experts for this or any other purpose, if, in its judgment, such retention is appropriate. The Corporation shall provide appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

10.	Periodically review major information technology trends as they affect the Corporation.

11.	Report Committee activities to the full Board and annually issue a summary report (including appropriate oversight conclusions) suitable for submission to shareholders.

12.	Review disclosures made to the Committee by the Corporation’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a role in the Company’s internal controls.

13.	Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

14.	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

15.	Discuss with the Corporation’s General Counsel legal matters that may have a material impact on the financial statements or the Corporation’s compliance policies.

      The Committee’s charter, policies and procedures will be reassessed annually to allow reaction to changing conditions and environment and to assure that the Corporation’s accounting and reporting practices are in accordance with all requirements and are of the highest quality. The Committee shall annually review the Committee’s own performance.

      The Committee shall meet as often as it determines necessary, but not less frequently than quarterly. At all meetings of the Committee, sufficient opportunity shall be made available for the external auditors to meet with the members of the Committee without members of management present and for management to meet independently with the Committee members. These meetings shall include the independent auditors’ evaluation of the Corporation’s financial, accounting and auditing personnel and an assessment of the cooperation the independent auditors received during the review. The Committee may request any officer or employee of the Corporation or the Corporation’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

APPENDIX B

BORGWARNER INC.

2004 STOCK INCENTIVE PLAN

SECTION 1.     Purpose.

      The purpose of the Plan is to give the Company a significant advantage in attracting, retaining and motivating officers, employees and directors and to provide the Company and its subsidiaries with the ability to provide incentives more directly linked to the profitability of the Company’s businesses and increases in stockholder value.

SECTION 2.     Definitions.

      For purposes of the Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by the Company and designated by the Committee as such.

(b) “Award” means a Stock Appreciation Right, Stock Option, Restricted Stock, Stock Unit, Performance Unit, or Performance Share.

(c) “Award Agreement” means a written agreement or notice memorializing the terms and conditions of an Award granted pursuant to the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Breach of Conduct” means, for purposes of the Plan, any of the following: (i) actions by the participant resulting in the termination of the participant’s employment with the Company or any Affiliate for Cause, (ii) the participant’s violation of the Company’s Code of Ethical Conduct where such business standards have been distributed or made available to the participant, (iii) the participant’s unauthorized disclosure to a third party of confidential information, intellectual property, or proprietary business practices, processes, or methods of the Company; or willful failure to protect the Company’s confidential information, intellectual property, proprietary business practices, processes, or methods from unauthorized disclosure, or (iv) the participant’s soliciting, inducing, or attempting to induce employees of the Company and its Affiliates to terminate their employment with the Company or an Affiliate.

(f) “Cause” has the meaning set forth in Section 6(i).

(g) “CEO” means the chief executive officer of the Company or any successor corporation.

(h) “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 12(b) and (c), respectively.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(j) “Commission” means the Securities and Exchange Commission or any successor agency.

(k) “Committee” means the Committee referred to in Section 3.

(l) “Company” means BorgWarner Inc., a Delaware corporation.

(m) “Disability” means “Permanent Disability” as defined in and as determined by the plan administrator of the RSP under the RSP’s procedures for disability claims, subject to final review and approval by the Committee in the case of a participant who is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(o) “Fair Market Value” means, as of any given date, the mean between the highest and lowest reported sales prices of the Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Stock, the Fair Market Value of the Stock shall be determined by the Committee in good faith.

(p) “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted under Section 7 without relationship to a Stock Option.

(q) “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(r) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(s) “Performance Goals” means a target or targets of objective performance established by the Committee in its sole discretion. A Performance Goal shall be based on one or more of the following criteria: earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); net or operating income; earnings per share; expense reductions; return on investment; combined net worth; debt to equity ratio; operating cash flow; return on total capital, equity, or assets; total shareholder return; economic value; or changes in the market price of the Common Stock. The criteria selected by the Committee may relate to the Company, one or more of its Affiliates or one or more of its business units, or any combination thereof. The Performance Goals so selected by the Committee may be based solely on the performance of the Company, its Affiliates, or business units, or any combination thereof, or may be relative to the performance of one or more peer group companies, indices, or combination thereof. A Performance Goal may include a threshold level of performance below which no payout or vesting will occur, target levels of performance at which a full payout or full vesting will occur, and/or a maximum level of performance at which a specified additional payout or vesting will occur. Each of the foregoing Performance Goals shall be subject to certification by the Committee; provided that the Committee shall have the authority, to the extent consistent with the “qualified performance-based compensation” exception of Section 162(m) of the Code and Section 1.162-27(e) of the Income Tax Regulations, to make equitable adjustments to the Performance Goals in recognition of unusual or nonrecurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Once a Performance Goal is established, the Committee shall have no discretion to increase the amount of compensation that would otherwise be payable to a recipient upon attainment of a Performance Goal.

(t) “Performance Period” means the period of one (1) year or longer established by the Committee in connection with the grant of an Award for which the Committee has established Performance Goals.

(u) “Performance Unit” means an Award granted under Section 10, the value of which is expressed in terms of cash or in property other than Stock.

(v) “Performance Share” means an Award granted under Section 11, the value of which is expressed in terms of, or valued by reference to, a share of Stock.

(w) “Plan” means the BorgWarner Inc. 2004 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

(x) “Restricted Stock” means an award granted under Section 8.

(y) “Restricted Stock Agreement” means an Award Agreement memorializing the terms and conditions of a grant of Restricted Stock.

(z) “Retirement” means the participant’s termination of employment with the Company and all Affiliates (i) on or after the last day of the calendar month coincident with or immediately following the day on which the participant attains age 65, or age 60 if the participant has been credited with at least 15 years of service as determined under the RSP, or (ii) with the written consent of the Company that such termination of employment shall constitute retirement.

(aa) “RSP” means the BorgWarner Inc. Retirement Savings Plan.

(bb) “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time or any successor definition adopted by the Commission.

(cc) “Stock” means common stock, par value $.01 per share, of the Company.

(dd) “Stock Appreciation Right” means a right granted under Section 7.

(ee) “Stock Option” means an option granted under Section 6 to purchase one or more shares of Stock.

(ff) “Stock Unit” means a right granted under Section 9.

(gg) “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted under Section 7 in conjunction with a Stock Option.

(hh) “Termination of Employment” means the termination of the participant’s employment with the Company and any subsidiary or Affiliate. A participant employed by a subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the subsidiary or Affiliate ceases to be such a subsidiary or Affiliate, as the case may be, and the participant does not immediately thereafter become an employee of the Company or another subsidiary or Affiliate. In the case of a participant who is a director but not an employee of the Company or any subsidiary or Affiliate, “Termination of Employment” means the termination of the participant’s services as a member of the Board.

      In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 3.     Administration.

      The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board, composed of not less than three (3) members of the Board, each of whom shall be appointed by and serve at the pleasure of the Board and who shall also be “non-employee directors” within the meaning of Rule 16b-3, “independent directors” within the meaning of any applicable stock exchange rule, and to the extent that the Committee has resolved to take actions necessary to enable compensation arising with respect to Awards under the Plan to constitute performance-based compensation for purposes of Section 162(m) of the Code, “outside directors” within the meaning of Section 162(m) of the Code.

      With respect to Awards granted to members of the Board who are not officers or employees of the Company, a subsidiary, or an Affiliate, the Plan shall be administered by the Committee subject to the approval of a majority of all members of the Board (including members of the Committee) who are “non-employee directors” within the meaning of Rule 16b-3, and “independent directors” with the meaning of any applicable stock exchange rule. With respect to such Awards, all references to the “Committee” contained in the Plan shall be deemed and construed to mean the Committee, the decisions of which shall be subject to the approval of a majority of such members of the Board who are both “non-employee directors” within the meaning of Rule 16b-3 and “independent directors” within the meaning of any applicable stock exchange rule.

      The Committee shall have full authority to grant Awards pursuant to the terms of the Plan to officers, employees and directors of the Company and its subsidiaries and Affiliates.

      Among other things, the Committee shall have the authority, subject to the terms of the Plan:

(a) to select the officers, employees and directors to whom Awards may from time to time be granted;

(b) to determine whether and to what extent Awards are to be granted hereunder and the type or types of Awards to be granted;

(c) to determine the number of shares of Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 6(a)), any vesting restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Stock relating thereto, based on such factors as the Committee shall determine);

(e) to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time;

(f) to determine to what extent and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred; and

(g) to determine under what circumstances a Stock Option may be settled in cash or Stock under Section 6(j).

      The Committee may authorize the CEO to grant Awards pursuant to the terms of the Plan covering up to ten thousand (10,000) shares of Stock per individual, per year, to officers and employees of the Company and its subsidiaries and Affiliates who are not (i) subject to Section 16 of the Exchange Act, nor (ii) “covered employees” within the meaning of Code Section 162(m)(3). Any such authorization so made shall be consistent with recommendations made by the Board’s Compensation Committee to the Board regarding non-CEO compensation, incentive-compensation plans and equity-based plans. When such authorization is so made by the Committee, the CEO shall have the authority of the Committee described in Sections 3(a), 3(b), 3(c), and 3(d) of the Plan with respect to the granting of such Awards; provided, however, that the Committee may limit or qualify such authorization in any manner it deems appropriate.

      The Committee may also authorize the CEO to grant Awards pursuant to the terms of the Plan covering up to ten thousand (10,000) shares of Stock per individual, as an inducement to an individual to accept an offer of employment, including Awards to individuals who may become, upon accepting an offer of employment, (i) officers of the Company and its subsidiaries and Affiliates who are subject to Section 16 of the Exchange Act, or (ii) “covered employees” within the meaning of Code Section 162(m)(3). Any such authorization so made shall be consistent with recommendations made by the Board’s Compensation Committee to the Board regarding non-CEO compensation, incentive-compensation plans and equity-based plans. When such authorization is so made by the Committee, the CEO shall have the authority of the Committee described in Sections 3(a), 3(b), 3(c), and 3(d) of the Plan with respect to the granting of such Awards; provided, however, that the Committee may limit or qualify such authorization in any manner it deems appropriate.

      The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

      The Committee may act only by a majority of its members then in office, except that the members thereof may (i) delegate all or a portion of the administration of the Plan to one or more officers of the Company, provided that no such delegation may be made that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act or to cease to constitute “qualified performance-based compensation within the meaning of Section 1.162-27(e) of the Income Tax Regulations in instances where the Committee has intended that an Award so qualify, and (ii) authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

      Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

      In addition to such other rights of indemnification from the Company as they may have, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except that such member is liable for negligence or misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

SECTION 4.     Stock Subject to Plan; Individual Limitations.

      (a) Subject to adjustment as provided herein, the total number of shares of Stock of the Company available for Awards under the Plan, including with respect to Incentive Stock Options, shall be one million three hundred fifty thousand (1,350,000) shares.

      (b) No “covered employee,” as such term is defined in Section 162(m) of the Code, shall in any fiscal year of the Company be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, or Performance Shares covering more than one hundred thousand (100,000) shares of Stock (including grants of Stock Options, Stock Appreciation Rights, Stock Units, or Performance Shares that are paid or payable in cash), but excluding from this limitation (i) any additional shares of Stock credited to the participant as dividend equivalents on Awards during an Elective Deferral Period, (ii) cash or stock dividends on Restricted Stock that are paid or credited to a participant as additional Restricted Stock, and (iii) dividend equivalents that are paid or credited to a participant on Stock Units prior to an Elective Deferral Period. No “covered employee,” as such term is defined in Section 162(m) of the Code, shall in any fiscal year of the Company be granted Performance Units of a value exceeding when paid five hundred thousand dollars ($500,000) in cash or in property other than Stock, but excluding from this limitation including any additional amounts credited to the participant as interest or dividend equivalents during an Elective Deferral Period.

      (c) The Stock to be delivered under the Plan may be made available from authorized but unissued shares of Stock, treasury stock, or shares of Stock purchased on the open market.

      (d) With respect to Awards under the Plan,

(i) If any shares of Restricted Stock are forfeited, any Stock Option or Stock Appreciation Right is forfeited, cancelled or otherwise terminated without being exercised, or if any Stock Option or Stock Appreciation Right (whether granted alone or in conjunction with a Stock Option) is exercised for or paid in cash, shares subject to such Awards that are forfeited, cancelled, terminated without being exercised, or paid in cash shall again be available for distribution in connection with Awards under the Plan;

(ii) If any Stock Unit, Performance Unit, or Performance Share is cancelled, forfeited, terminates in whole or in part without the delivery of Stock or is paid in cash, shares subject to such Awards that are so cancelled, forfeited, terminated or paid in cash shall again be available for distribution in connection with Awards under the Plan;

(iii) If an Award recipient tenders shares of previously-acquired Stock in satisfaction of applicable withholding tax obligations, or if any shares of Stock covered by an Award are not delivered to the Award recipient because such shares are withheld to satisfy applicable withholding tax obligations, such shares shall again be available for further Award grants under the Plan; and

(iv) If an Award recipient tenders shares of previously-acquired Stock in payment of the option price upon exercise of a Stock Option or if shares of Stock are withheld in payment of the option price, the number of shares represented thereby shall again be available for further Award grants under the Plan.

      (e) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Stock or other change in corporate structure affecting the Stock, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price of shares subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares subject to other outstanding Awards granted under the Plan and/or such other substitution or adjustments in the consideration receivable upon exercise as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 5.     Eligibility.

      Officers, employees and directors of the Company, its subsidiaries and Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company, its subsidiaries and Affiliates, as determined by the Committee, are eligible to be granted Awards under the Plan. However, no grant of Incentive Stock Options, Performance Units, or Performance Shares shall be made to a director who is not an officer or a salaried employee of the Company, a subsidiary, or an Affiliate.

SECTION 6.     Stock Options.

      Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

      A Stock Option shall entitle the optionee to purchase one or more shares of Stock, pursuant to the terms and provisions of the Plan and the applicable Award Agreement. The Committee shall have the authority to grant participants Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights), provided however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

      Stock Options shall be evidenced by Award Agreements, the terms and provisions of which may differ. An Award Agreement providing for the grant of Stock Options shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option. The Company shall notify a participant of any grant of a Stock Option, and a written Award Agreement or Award Agreements shall be duly executed and delivered by the Company to the participant.

      Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered nor shall any discretion or authority granted under the Plan be exercised so as to disqualify the Plan under Section 422 of the Code or, without the consent of the optionee affected, to disqualify any Incentive Stock Option under such Section 422.

      Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee and set forth in the Award Agreement, and shall not be less than the Fair Market Value of the Stock subject to the Stock Option on the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time, in whole or in part, accelerate the exercisability of any Stock Option.

(d) Method of Exercise. Subject to the provisions of this Section 6, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.

The option price of Stock to be purchased upon exercise of any Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, if and to the extent set forth in the Award Agreement, may also be paid by one or more of the following: (i) in the form of unrestricted Stock already owned by the optionee (and, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an Award hereunder) based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised; provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Stock may be authorized only at the time the Stock Option is granted; (ii) by requesting the Company to withhold from the number of shares of Stock otherwise issuable upon exercise of the Stock Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the exercise price for all of the shares of Stock subject to such exercise; or (iii) by a combination thereof, in each case in the manner provided in the Award Agreement.

In the discretion of the Committee and if not prohibited by law, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company or its agent, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the purchase price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Stock to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the option exercise price shall be subject to the same forfeiture restrictions to which such Restricted Stock was subject, unless otherwise determined by the Committee.

No shares of Stock shall be issued until full payment therefore has been made. Subject to any forfeiture restrictions that may apply if a Stock Option is exercised using Restricted Stock, an optionee shall have all of the rights of a stockholder of the Company holding the Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends) when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 16(a).

(e) Transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution, or, in the Committee’s discretion, pursuant to a written beneficiary designation, (ii) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder), or (iii) in the Committee’s discretion, pursuant to a gift to such optionee’s “immediate family” members directly, or indirectly by means of a trust, partnership, or limited liability company. Subject to the terms of this Plan and the relevant Award Agreement, all Stock Options shall be exercisable only by the optionee, guardian, legal representative or beneficiary of the optionee or permitted transferee, it being understood that the terms “holder” and “optionee” include any such guardian, legal representative or beneficiary or transferee. For purposes of this Section 6(e), “immediate family” shall mean, except as otherwise defined by the Committee, the optionee’s spouse, children, siblings, stepchildren, grandchildren, parents, stepparents, grandparents, in-laws and persons related by legal adoption. Such transferees may transfer a Stock Option only by will or by the laws of descent and distribution. In no event may a participant transfer an Incentive Stock Option other than by will or the laws of descent and distribution.

(f) Termination by Death. If an optionee’s employment terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Committee may determine, for a period of one (1) year (or such other period as the Committee may specify in the Award Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment due to death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(g) Termination by Reason of Disability. If an optionee’s employment terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of three (3) years (or such shorter period as the Committee may specify in the Award Agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year period (or such shorter period), any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h) Termination by Reason of Retirement. If an optionee’s employment terminates by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine, for a period of three (3) years (or such shorter period as the Committee may specify in the Award Agreement) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such three-year (or such shorter) period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three-year (or such shorter) period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(i) Other Termination. Unless otherwise determined by the Committee, if an optionee incurs a Termination of Employment for any reason other than death, Disability or Retirement, any Stock Option held by such Optionee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of one (1) year from the date of such Termination of Employment or the balance of such Stock Option’s term if such Termination of Employment of the optionee is involuntary and without Cause; provided, however, that if the optionee dies within such one-year period, any unexercised Stock Option held by such optionee shall notwithstanding the expiration of such one-year period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment for any reason other than death, Disability or Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option. Unless otherwise determined by the Committee, for the purposes of the Plan “Cause” shall mean (i) the participant’s conviction of, or entering a guilty plea, no contest plea or nolo contendre plea to any felony or to any crime involving dishonesty or moral turpitude under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the participant’s employment duties or (iii) willful and deliberate failure on the part of the participant to perform his employment duties in any material respect.

(j) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the option price times the number of shares of Stock for which to the Option is being exercised on the effective date of such cash out.

(k) Change in Control Cash Out. Notwithstanding any other provision of the Plan, during the sixty-day (60-day) period from and after a Change in Control (the “Exercise Period”), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within thirty (30) days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Stock on the date of such election shall exceed the exercise price per share of Stock under the Stock Option (the “Spread”) multiplied by the number of shares of Stock granted under the Stock Option as to which the right granted under this Section 6(k) shall have been exercised; provided, however, that if the Change in Control is within six (6) months of the date of grant of a particular Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act no such election shall be made by such optionee with respect to such Stock Option prior to six (6) months from the date of grant. Notwithstanding any other provision hereof, if the end of such sixty-day period from and after a Change in Control is within six (6) months of the date of grant of a Stock Option held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act, such Stock Option shall be cancelled in exchange for a cash payment to the optionee, effected on the day which is six (6) months and one (1) day after the date of grant of such Option, equal to the Spread multiplied by the number of shares of Stock granted under the Stock Option.

SECTION 7.     Stock Appreciation Rights.

      (a) Grant and Exercise. Stock Appreciation Rights may be granted as Awards under the Plan as either Freestanding Stock Appreciation Rights or Tandem Stock Appreciation Rights. Freestanding Stock Appreciation Rights may be granted alone or in addition to other Awards under the Plan. Tandem Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, Tandem Stock Appreciation Rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, Tandem Stock Appreciation Rights may be granted only at the time of grant of such Stock Option. Each grant of a Stock Appreciation Right shall be confirmed by, and be subject to the terms of, an Award Agreement.

      (b) Freestanding Stock Appreciation Rights. A Freestanding Stock Appreciation Right granted pursuant to Section 7(a), shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant. The base price of a Freestanding Stock Appreciation Right shall be the Fair Market Value of a share of Stock on date of grant. A Freestanding Stock Appreciation Right shall entitle the holder, upon receipt of such right, to a cash payment determined by multiplying (i) the difference between the base price of the Stock Appreciation Right and the Fair Market Value of a share of Stock on the date of exercise of the Freestanding Stock Appreciation Right, by (ii) the number of shares of Stock as to which such Freestanding Stock Appreciation Right shall have been exercised. A Freestanding Stock Appreciation Right may be exercised by giving written notice of exercise to the Company or its designated agent specifying the number of shares of Stock as to which Freestanding Stock Appreciation Right is being exercised.

      (c) Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right may be exercised by an optionee in accordance with Section 7(d) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 7(d). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Tandem Stock Appreciation Right have been exercised.

      (d) Tandem Stock Appreciation Rights Terms and Conditions. Tandem Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i) Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 6 and this Section 7. A Tandem Stock Appreciation Right shall terminate and no longer be exercisable upon the forfeiture, termination, or exercise of the related Stock Option.

(ii) Upon the exercise of a Tandem Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, shares of Stock or both equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(iii) Tandem Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with Section 6(e).

(iv) Upon the exercise of a Tandem Stock Appreciation Right, the Stock Option or part thereof to which such Tandem Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Tandem Stock Appreciation Right at the time of exercise based on the value of the Tandem Stock Appreciation Right at such time.

SECTION 8.     Restricted Stock.

      (a) Administration. Shares of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers, employees, and directors to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares to be awarded to any participant, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8(c). Each grant of Restricted Stock shall be confirmed by, and be subject to the terms of a Restricted Stock Agreement.

      The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance measures of the participant or of the Company or subsidiary, division or department of the Company for or within which the participant is primarily employed or upon such other factors or criteria as the Committee shall determine. Where the grant or vesting of Restricted Stock is subject to the attainment of one or more Performance Goals, such shares of Restricted Stock shall be released from such restrictions only after the attainment of such Performance Goals has been certified by the Committee.

      The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

      (b) Awards and Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 2004 Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Restricted Stock Agreement are on file at the headquarters offices of BorgWarner Inc.”

The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award.

      (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) Subject to the provisions of the Plan and the applicable Restricted Stock Agreement, during a period set by the Committee, commencing with the date of such Award (the “Restriction Period”), the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. The Committee may provide for the lapse of such restrictions in installments or otherwise and may accelerate or waive such restrictions, in whole or in part, in each case based on period of service, performance of the participant or of the Company or the subsidiary, division or department for which the participant is employed or such other factors or criteria as the Committee may determine.

(ii) Except as provided in this paragraph (ii) and Section 8(c)(i) and the applicable Restricted Stock Agreement, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class or series of Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee in the applicable Restricted Stock Agreement and subject to Section 16(g) of the Plan, (1) cash dividends on the shares of Stock that are the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, and (2) dividends payable in Stock shall be paid in the form of Restricted Stock.

(iii) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and Sections 8(c)(i), 8(c)(iv) and 12(a)(ii), upon a participant’s Termination of Employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the participant.

(iv) Except to the extent otherwise provided in Section 12(a)(ii), in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s Retirement, the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such participant’s shares of Restricted Stock.

(v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the participant.

SECTION 9.     Stock Units.

      (a) Administration. A Stock Unit is the grant of a right to receive a share of Stock or the Fair Market Value in cash of a share of Stock, in the future, at such time and upon such terms as the Committee shall establish. Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers, employees, and directors to whom and the time or times at which grants of Stock Units will be awarded, the number of Stock Units to be awarded to any participant, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards in addition to those contained in Section 9(b). The provisions of Stock Units Awards need not be the same with respect to each recipient. Each grant of Stock Units shall be confirmed by, and be subject to, the terms of an Award Agreement.

      (b) Terms and Conditions. Stock Units shall be subject to the following terms and conditions.

(i) Subject to the provisions of the Plan and the applicable Award Agreement, Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered.

(ii) Except to the extent otherwise provided in the applicable Award Agreement and Sections 9(b)(iii) and 12(a)(iii), upon a participant’s Termination of Employment for any reason prior to the date on which Stock Units awarded to the participant shall have vested, all rights to receive cash or Stock in payment of such Stock Units shall be forfeited by the participant.

(iii) Except to the extent otherwise provided in Section 12(a)(iii), in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s

Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all of such participant’s Stock Units.

(iv) With respect to any grant of Stock Units, the recipient of such grant shall acquire no rights of a shareholder of Stock unless and until the recipient becomes the holder of shares of Stock delivered to such recipient with respect to such Stock Units.

(v) The Committee may in its discretion provide that a participant shall be entitled to receive dividend equivalents on outstanding Stock Units. Such dividend equivalents may, in the discretion of the Committee, be (i) paid in cash, (ii) credited to the participant as additional Stock Units, or (iii) any combination of cash and additional Stock Units. If dividend equivalents are credited to the participant as additional Stock Units, the number of additional Stock Units that shall be credited to the participant with respect to any dividend on Stock shall not exceed the amount that is the result of multiplying the number of Stock Units credited to the participant on the dividend record date by the dividend paid on each share of Stock, and then dividing this amount by the price per share of Stock on the dividend payment date. For this purpose, the price per share of Stock shall be its Fair Market Value for the dividend payment date. In the event no trading is reported for the dividend payment date, the price per share of Stock shall be the Fair Market Value for the most recent prior date for which trading for Stock was reported on the New York Stock Exchange Composite Tape. A Stock Unit credited to a recipient as a dividend equivalent shall vest at the same time as the Stock Unit to which it relates. Any credit of dividend equivalents shall be subject to Section 16(g) of the Plan.

(vi) A participant may elect to further defer receipt of cash or shares in payment of Stock Units for a specified period or until a specified event, subject in each case to the Committee’s approval and such terms as are determined by the Committee (the “Elective Deferral Period”). Subject to any exceptions adopted by the Committee, such election must generally be made prior to the commencement of the vesting period for the Stock Units for which the deferral election is being made. For any such deferral, the Committee may in its discretion provide for the crediting of dividend or interest equivalents.

(vii) At the time specified in the applicable Award Agreement for the payment of cash or Stock with respect to vested Stock Units, the Committee shall cause to be delivered to the participant, (A) a number of shares of Stock equal to the number of vested Stock Units, or (B) cash equal to the Fair Market Value of such number of shares of Stock, the form of payment determined by the Committee in its discretion or as provided by in the applicable Award Agreement (subject to any deferral pursuant to Section 9(b)(vi)).

SECTION 10.     Performance Units.

      (a) Administration. Performance Units may be awarded to officers and employees of the Company, its subsidiaries and Affiliates, either alone or in addition to other Awards under the Plan. The Committee shall determine the officers and employees to whom, and the time or times at which, Performance Units shall be awarded, the number of Performance Units to be awarded to any participant, the duration of the Performance Period and any other terms and conditions of the Award, in addition to those contained in Section 10(b). Each grant of Performance Units shall be confirmed by, and be subject to, the terms of an Award Agreement.

      (b) Terms and Conditions. Performance Units shall be subject to the following terms and conditions.

(i) The Committee may, prior to or at the time of the grant, designate Performance Units, in which event it shall condition payment with respect thereto to the attainment of Performance Goals. The Committee may also condition Performance Unit payments upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the applicable Award Agreement, Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.

(ii) Except to the extent otherwise provided in the applicable Award Agreement and Sections 10(b)(iii) and 12(a)(iii), upon a participant’s Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied, all rights to receive cash or Stock in payment of the Performance Units shall be forfeited by the participant.

(iii) Except to the extent otherwise provided in Section 12(a)(iii), in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all of such participant’s Performance Units.

(iv) A participant may elect to further defer receipt of cash or shares in payment of Performance Units for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee (the “Elective Deferral Period”). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Performance Period for the Performance Units for which the deferral election is being made. For any such deferral, the Committee may in its discretion provide for the crediting of dividend or interest equivalents.

(v) At the expiration of the Performance Period, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved and shall determine the number of Performance Units granted to the participant which shall have been earned, and the cash value thereof. The Committee shall then cause to be delivered to the participant (A) a cash payment equal in amount to the cash value of the Performance Units, or (B) shares of Stock equal in value to the cash value of the Performance Units, the form of payment determined by the Committee in its discretion or as provided in the applicable Award Agreement (subject to any deferral pursuant to Section 10(b)(iv)). If Performance Units may, or are to be paid in Stock, the Committee shall designate in the applicable Award Agreement a method of converting the Performance Units into Stock based on the Fair Market Value of the Stock.

SECTION 11.     Performance Shares.

      (a) Administration. Performance Shares may be awarded to officers and employees of the Company, its subsidiaries and Affiliates, either alone or in addition to other Awards under the Plan. The Committee shall determine the officers and employees to whom, and the time or times at which, Performance Shares shall be awarded, the number of Performance Shares to be awarded to any participant, the duration of the Performance Period and any other terms and conditions of the Award, in addition to those contained in Section 11(b). Each grant of Performance Shares shall be confirmed by, and be subject to, the terms of an Award Agreement.

      (b) Terms and Conditions. Performance Shares shall be subject to the following terms and conditions.

(i) The Committee may, prior to or at the time of the grant, designate Performance Shares, in which event it shall condition payment with respect thereto to the attainment of Performance Goals. The Committee may also condition Performance Share payments upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the applicable Award Agreement, Performance Shares may not be sold, assigned, transferred, pledged or otherwise encumbered during the Performance Period.

(ii) Except to the extent otherwise provided in the applicable Award Agreement and Sections 11(b)(iii) and 12(a)(iv), upon a participant’s Termination of Employment for any reason during the Performance Period or before any applicable Performance Goals are satisfied, all rights to receive cash or Stock in payment of the Performance Units shall be forfeited by the participant.

(iii) Except to the extent otherwise provided in Section 12(a)(iv), in the event that a participant’s employment is involuntarily terminated (other than for Cause), or in the event of a participant’s Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all such participant’s Performance Shares.

(iv) A participant may elect to further defer receipt of cash or shares in payment of Performance Shares for a specified period or until a specified event, subject in each case to the Committee’s approval and to such terms as are determined by the Committee (the “Elective Deferral Period”). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Performance Period for the Performance Shares for which the deferral election is being made. For any such deferral, the Committee may in its discretion provide for the crediting of dividend or interest equivalents.

(v) At the expiration of the Performance Period, the Committee shall evaluate the extent to which the Performance Goals for the Award have been achieved and shall determine the number of Performance Shares granted to the participant which shall have been earned, and the cash value thereof. The Committee shall then cause to be delivered to the participant (A) a number of shares of Stock equal to the number of Performance Shares determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Stock, the form of payment determined by the Committee in its discretion or as provided in the applicable Award Agreement (subject to any deferral pursuant to Section 11(b)(iv)).

SECTION 12.     Change in Control Provisions.

      (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

(i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

(ii) The restrictions applicable to any outstanding Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

(iii) The restrictions applicable to any outstanding Stock Units shall lapse, and such Stock Units shall become free of all restrictions and become fully vested.

(iv) The restrictions applicable to any outstanding Performance Units and Performance Shares shall lapse, the Performance Goals of all such outstanding Performance Units and Performance Shares shall be deemed to have been achieved at target levels, the relevant Performance Period shall be deemed to have ended on the effective date of the Change of Control, and all other terms and conditions thereto shall be deemed to have been satisfied. If due to a Change in Control, a Performance Period is shortened, the target Performance Award initially established for such Performance Period shall be prorated by multiplying the initial target Performance Award by a fraction, the numerator of which is the actual number of whole months in the shortened Performance Period and the denominator of which is the number of whole months in the original Performance Period. Payment for such Performance Units and Performance Shares shall be made in cash or Stock (as determined by the Committee) as promptly as is practicable.

      (b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change in Control: (W) any acquisition directly from the Company, (X) any acquisition by the Company, (Y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (Z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 12(b); or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each of the foregoing, a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

      (c) Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the sixty-day (60-day) period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Business Combination, the highest price per share of Stock paid in such tender or exchange offer or Business Combination; provided, however, that (X) in the case of a Stock Option which (I) is held by an optionee who is an officer or director of the Company and is subject to Section 16(b) of the Exchange Act and (II) was granted within two hundred forty (240) days of the Change in Control, then the Change in Control Price for such Stock Option shall be the Fair Market Value of the Stock on the date such Stock Option is exercised or cancelled and (Y) in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Stock on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

SECTION 13.     Term, Amendment and Termination.

      Unless terminated sooner by the Board, the Plan will terminate on the date that immediately precedes the tenth (10th) anniversary of the Plan’s effective date. Awards outstanding as of the date on which the Plan terminates shall not be affected or impaired by the termination of the Plan.

      The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would (i) impair the rights of a participant under an Award theretofore granted without the participant’s consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or for Awards to qualify for the “qualified performance-based compensation” exception provided by Section 1.162-27(e) of the Income Tax Regulations (where the Committee has intended that such Awards qualify for the exception), (ii) disqualify the Plan from the exemption provided by Rule 16b-3, or (iii) extend the term of the Plan. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law or agreement.

      The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3 or for the Award to qualify for the “qualified performance-based compensation” exception provided by Section 1.162-27(e) of the Income Tax Regulations (where the Committee has intended that such Award qualify for the exception).

      Subject to the above provisions, the Board shall have the authority to amend the Plan and the terms of any Award theretofore granted to take into account changes in law and tax and accounting rules.

SECTION 14.     Unfunded Status of Plan.

      It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

SECTION 15.     Cancellation and Rescission of Awards.

      The Committee may cancel, declare forfeited, or rescind any unexercised, undelivered, or unpaid Award upon its determining that (i) a participant has violated the terms of the Plan or the Award Agreement under which such Award has been made, or (ii) the participant has committed a Breach of Conduct. In addition, for a period of one (1) year following the exercise, payment or delivery of an Award, the Committee may rescind any such exercise, payment or delivery of an Award upon its determining that the participant committed a Breach of Conduct prior to the exercise, payment or delivery of the Award, or within six (6) months thereafter.

      In the case of an Award’s cancellation, forfeiture, or rescission due to a Breach of Conduct by reason of the participant’s conviction of, or entering a guilty plea, no contest plea or nolo contendre plea to any felony or to any crime involving dishonesty or moral turpitude, the Committee’s determination that a participant has committed a Breach of Conduct, and its decision to require rescission of an Award’s exercise, payment or delivery shall be conclusive, binding, and final on all parties. In all other cases, the Committee’s determination that a participant has violated the terms of the Plan or the Award, or has committed a Breach of Conduct, and the Committee’s decision to cancel, declare forfeited or rescind an Award or to require rescission of an Award’s exercise, payment or delivery shall be conclusive, binding, and final on all parties unless the participant makes a written request to the Committee to review such determination and decision within thirty (30) days of the Committee’s written notice of such actions to the participant. In the event of such a written request, the members of the Board who are “independent directors” within the meaning of the applicable stock exchange rule (including members of the Committee) shall review the Committee’s determination no later than the next regularly scheduled meeting of the Board. If, following its review, such directors approve, by a majority vote, (i) the Committee’s determination that the participant violated the terms of the Plan or the Award or committed a Breach of Conduct, and (ii) the Committee’s decision to cancel, declare forfeited, or rescind the Award, such determination and decision shall thereupon be conclusive, binding, and final on all parties.

      In the event an Award is rescinded, the affected participant shall repay or return to the Company any cash amount, Stock, or other property received from the Company upon the exercise, payment or delivery of such Award (or, if the participant has disposed of the Stock or other property received and cannot return it, its cash value at the time of exercise, payment or delivery), and, in the case of Stock or other property delivered to the participant, any gain or profit realized by the participant in a subsequent sale or other disposition of such Stock or other property. Such repayment and (or) delivery shall be on such terms and conditions as the Committee shall prescribe.

SECTION 16.     General Provisions.

      (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

      All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Company shall have no obligation to issue or deliver certificates for shares of Stock under the Plan prior to (i) obtaining approval from any governmental agency which the Company determines is necessary or advisable, (ii) admission of such shares to listing on the stock exchange on which the Stock may be listed, and (iii) completion of any registration or other qualification of such shares under any state or federal law or ruling of any governmental body which the Company determines to be necessary or advisable.

      (b) Notwithstanding any other provisions of this Plan, the following shall apply to any person subject to Section 16 of the Exchange Act, except in the case of death or disability or unless Section 16 shall be amended to provide otherwise than as described below, in which event this Plan shall be amended to conform to Section 16, as amended:

(i) Restricted stock or other equity securities (within the meaning used in Rule 16b-3) offered pursuant to this Plan must be held by the person for at least six (6) months from the date of grant; and

(ii) At least six (6) months must elapse from the date of acquisition of any Stock Option, Stock Appreciation Right, Stock Unit, Performance Share, Performance Unit or other derivative security (within the meaning used in Rule 16b-3) issued pursuant to the Plan to the date of disposition of such derivative security (other than upon exercise or conversion) or its underlying security.

      (c) Nothing contained in the Plan shall prevent the Company or any subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

      (d) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company or any subsidiary or Affiliate to terminate the employment of any employee at any time.

      (e) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settlement of withholding obligations with Stock.

      (f) At the time of grant, the Committee may provide in connection with any grant made under the Plan that the shares of Stock received as a result of such grant shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant.

      (g) The reinvestment of cash dividends in additional shares of Restricted Stock, and the crediting of dividend equivalents or interest equivalents (if such interest equivalents are payable in Stock when distributed) on Stock Units or on the deferred payment of Stock Units, Performance Units or Performance Shares shall only be permissible if sufficient shares of Stock are available under Section 4 (taking into account then outstanding Awards).

      (h) The Committee shall establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant’s death are to be paid.

      (i) It is intended that payments under the Stock Options, Stock Appreciation Rights, Performance Units, and Performance Shares provisions of the Plan to recipients who are “covered officers” within the meaning of Section 162(m)(3) of the Internal Revenue Code (“Code”) constitute “qualified performance-based compensation” within the meaning of 1.162-27(e) of the Income Tax Regulations. Awards of Restricted Stock may be designated by the Committee as intended to constitute “qualified performance-based compensation” in the relevant Award Agreement. To the maximum extent possible, the Plan and the terms of any Stock Options, Stock Appreciation Rights, Performance Units, Performance Shares, and, where applicable, Restricted Stock, shall be so interpreted and construed.

      (j) Except for adjustments as permitted by Section 4(e), once granted hereunder, no Stock Option or Stock Appreciation Right shall be repriced.

      (k) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be impaired or affected thereby.

      (l) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without taking into account its conflict of laws provisions.

SECTION 17.     Effective Date of Plan.

      The Plan shall be effective on the date it is approved by the shareholders of the Company.

This Proxy is Solicited by the Board of Directors in Connection
With the Annual Meeting of Stockholders

10:00 A.M. (C.S.T.)

April 21, 2004

PLACE:	BorgWarner Inc. 200 South Michigan Avenue Chicago, Illinois 60604

     PROXY: LAURENE H. HORISZNY and VINCENT M. LICHTENBERGER and each of them, are hereby appointed by the undersigned as attorneys and proxies with full power of substitution, to vote all the shares of Common Stock held of record by the undersigned on March 5, 2004 at the Annual Meeting of Stockholders of BorgWarner Inc. or at any adjournment(s) of the meeting, on each of the items on the reverse side and in accordance with the directions given therein.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE
PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

Address Change/Comments (Mark the corresponding box on the reverse side)

é FOLD AND DETACH HERE é

1.	Election of three Class II Directors:			2.	To vote upon a proposal to approve the BorgWarner Inc. 2004 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	01 Jere A. Drummond, 02 Timothy M. Manganello, 03 Ernest J. Novak, Jr.	FOR all nominees listed (except as indicated) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	3.	To vote upon a proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the authorized common stock of the Company in order to permit, among other things, a 2-for-1 stock split.	FOR ☐	AGAINST ☐	ABSTAIN ☐

				4.	To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐

				5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)	Please disregard if you have previously provided your consent decision.
	By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.	☐

Dated: __________________________, 2004

__________________________________________ Signature

__________________________________________ Signature if held jointly

                  Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é FOLD AND DETACH HERE é

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/bwa

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter the control number, located in the box below, to create and submit an electronic ballot.	OR
Telephone
1-800-435-6710

		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the control number, located in the box below, and then follow the directions given.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the internet at www.bwauto.com